                                                                   EXHIBIT 10.11


                                 LEASE BETWEEN


                             LAING BEAUMEADE, INC.
                             ---------------------

                                   Landlord


                                      AND


                                 EQUINIX, INC.
                                 -------------

                                    Tenant

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  GRANT/TERM/USE........................................................     1
2.  RENT..................................................................     2
3.  CONSTRUCTION AND ACCEPTANCE OF LEASED PREMISES........................     2
4.  OPERATING EXPENSES....................................................     2
5.  SECURITY DEPOSIT......................................................     5
6.  UTILITIES.............................................................     5
7.  MAINTENANCE AND REPAIR BY LANDLORD....................................     6
8.  CONTROL...............................................................     6
9.  OCCUPANCY BY TENANT...................................................     7
10.  INSURANCE; INDEMNITY.................................................     7
11.  REPAIRS..............................................................     9
12.  TENANT'S PROPERTY....................................................     9
13.  IMPROVEMENTS AND ALTERATIONS BY TENANT...............................    10
14.  CASUALTY.............................................................    11
15.  SUBLETTING AND ASSIGNMENT............................................    12
16.  LIENS................................................................    12
17.  CONDEMNATION.........................................................    13
18.  PARKING..............................................................    14
19.  ACCESS...............................................................    15
20.  SIGNS................................................................    15
21.  SUBORDINATION........................................................    16
22.  TENANT'S DEFAULT.....................................................    16
23.  LANDLORD'S REMEDIES..................................................    17
24.  QUIET ENJOYMENT......................................................    19
25.  FINANCING............................................................    19
26.  HOLDOVER TENANCY.....................................................    20
27.  ESTOPPEL CERTIFICATE/FINANCIAL STATEMENT.............................    20
28.  MISCELLANEOUS........................................................    21
EXHIBIT "A" - Leased Premises.............................................    27
EXHIBIT "B" - Land Description............................................    28
EXHIBIT "C" - Annual Base Rent............................................    29
EXHIBIT "D" - Work Agreement..............................................    30
EXHIBIT "E" - Rules and Regulations.......................................    35
EXHIBIT "F" - Special Stipulations........................................    39
EXHIBIT "G" - Roof License Agreement......................................    45
EXHIBIT "H" - Construction Criteria.......................................    51
EXHIBIT "I" - Subordination, Non-Disturbance and Attornment Agreement.....    55
EXHIBIT "J" - Landlord's Approved General Contractor List.................    39
EXHIBIT "K" - Special Tenant Requirements.................................    40
key terms
               (a)  "Additional Rent" is defined in Section 2.
               (b)  "Base Rent" is defined in Section 2.
               (c)  "Commencement Date" is defined in Section 1(b).
               (d)  "Common Areas" is defined in Section 1(a).
               (e)  "Declaration" is defined in Section 4(b).
               (f)  "Lease Year" is defined in Section 2(b).
               (g)  "Mortgagee" and "Mortgage" are defined in Section 21.
               (h)  "Prime Rate" is defined in Section 11.
               (i)  "Rent" is defined in Section 2.
               (j)  "Tenant's Prorata Share" is defined in Section 4(a).
               (k)  "Term" is defined in Section 1(b).

                                     LEASE
                                     -----

          THIS LEASE (the "Lease") is made as of the 18th day of November, 1998
                                                     ----        --------    --
by and between Equinix, Inc. ("Tenant"), a Delaware corporation, and Laing
               ------------                --------------------      -----
Beaumeade, Inc. ("Landlord"), a Georgia corporation.
---------------               ---------------------

          WITNESSETH THAT, for and in consideration of the rentals herein reserved, the mutual covenants an agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which we hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

          1.   GRANT/TERM/USE.  (a) Subject to the terms, conditions and
               --------------
provisions hereof, Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby rent and take from Landlord, approximately [*] square feet
                                                              ---
of space (the "Leased Premises") located at [*], Suite C, Ashburn, Virginia 20147 (as outlined on Exhibit "A" attached hereto and made a
                      -----------
part hereof), being a portion of that certain building (the "Building") located, or to be constructed by Landlord, at Laing at Beaumeade, on the land (the
                                     ------------------
"Land") described on Exhibit "B" attached hereto and made a part hereof,
                     -----------
together with the nonexclusive revocable license to use, in common with all others entitled to such use, the Common Areas. The Building, Common Areas and Land are hereinafter sometimes collectively referred to as the "Project." The term "Common Areas" is hereby defined as those areas forming a part of the Land and/or Building designated by Landlord for the non-exclusive, general common use of tenants and their employees, agent, licenses, invoices and the like, including, without limitation, all parking areas, access roads, trash pickup and/or dumpster areas, truckways, driveways, loading docks, delivery and pick-up passages and areas, sidewalks, ramps, landscaped and planted areas, retaining walls, roof, exterior walls (including window frames but excluding window panes), downspouts, lighting facilities and the like.

               (b) This Lease shall be in full force and effect from the date first above written. The term of this Lease (the "Term") shall be for a period of one hundred twenty months commencing on January 15, 1999. The term
   ------------------                      ----------------
"Commencement Date" is hereby defined as January 15, 1999.
                                         ----------------

               (c) Tenant shall use and occupy the entire Leased Premises during the entire Term solely as a general office and telecommunications service center with related legal uses, and may not use all or any portion of the Leased Premises for any other purpose whatsoever. Tenant agrees not to use the Leased Space for mobile indoor storage. For purposes of this paragraph, "mobile indoor storage" shall be defined as the delivery, receipt and storage of specialty crates containing personal property of the general public. The term "mobile indoor storage" is defined to exclude (a) traditional moving and storage operations, (b) freight forwarding, (c) with respect to a tenant located within the buildings described on Exhibit B, the warehousing or storage of such tenant's own property within the premises demised to such tenant or the warehousing or storage within the premises demised to such tenant of property sold by such tenants to their customers or (d) indoor self storage. The term "mobile indoor storage" shall include indoor self storage or any other type of self storage business. In addition, but not by way of limitation, Tenant shall not lease any portion of said buildings to those entities known as
___________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) Shurgard or Shurgard to Go, (b) Public Storage or Public Storage PUD Division, or (c) Door to Door.

          2.   RENT. Commencing on the Commencement Date, Tenant shall, and
               ----
hereby covenants and agrees to, pay to Landlord during each Lease Year of the Term an annual base rental. ("Base Rent") as set forth on Exhibit "C" attached
                                                          -----------
hereto and made a party hereof. The term "Lease Year" is hereby defined as each successive twelve consecutive month period beginning on the Commencement Date. The annual Bases Rent shall be paid by Tenant in lawful money of the United States in equal consecutive monthly installments on or before the first day of each calendar month in advance. Base Rent for any partial month shall be prorated at the rate of 1/30th of the monthly Base Rent per day. Tenant shall pay to Landlord as additional rent ("Additional Rent") hereunder all charges and other amounts required to be paid by Tenant to Landlord under this Lease, whether or not designated herein as rent or additional rent. The term "Rent" is hereby defined as Base Rent and Additional Rent. All Rent shall be paid by Tenant to Landlord, without any deduction, setoff or counterclaim whatsoever, at Landlord's address set forth at Section 28(b) hereof.

          3.   CONSTRUCTION AND ACCEPTANCE OF LEASED PREMISES. (a) Landlord
               ----------------------------------------------
shall have absolutely no obligation to provide any construction to the Leased Premises. Tenant agrees to lease the Leased Premises in "as is", "where is" condition. Landlord makes no warranty, either express or implied, as to the nature of or suitability of any improvements located within the Leased Premises.
(b) Tenant agrees to furnish to Landlord all final and permanent certificates of occupancy, permits and licenses from all applicable local authorities necessary or required with respect to the occupation and use of the Leased Premises by Tenant as herein contemplated;

          4.   OPERATING EXPENSES. (a) In addition to Base Rent, Tenant shall
               ------------------
pay as Additional Rent during each Lease Year of the Term, Tenant's Prorata Share of (i) Common Area Maintenance Expenses, (ii) Real Estate Taxes and (iii) Insurance Costs. "Tenant's Prorata Share" shall be the percentage determined by dividing the total leasable area of the Leased Premises by the total leasable area of the Building. On the date hereof, Tenant's Prorata share is projected to be [*]% ([*]).
   ----  ---

               (b) "Common Area Maintenance Expenses" shall mean any and all costs and expenses whatsoever incurred or paid by Landlord relating to or in connection with operating, maintaining, repairing, managing and replacing, and providing services to, the Building, Common Areas and the Land (and all easements, rights and appurtenances thereto), including but not limited to: (i) costs and expenses of operating, maintaining, repairing, replacing, lighting, painting, decorating and cleaning the Project, removing snow, ice and debris therefrom, and policing and regulating traffic therein and thereon; (ii) assessments or charges imposed pursuant to the Declaration of Covenants, Conditions and Restrictions of [*], as amended, superseded or supplemented, from
                               ---
time to time (as amended, superseded or supplemented, the "Declaration"); (iii) costs and expenses of supplies and equipment and maintenance and service contracts; (iv) costs and expenses of replacing, repairing, repaving and striping pavements, curbs, walkways, parking areas, driveways and truckways, drainage and lighting, facilities and other Common Areas amenities; (v) all utility expenses, costs and charges including water and sewer charges; (vi) contributions with respect

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

to, and costs and expenses of maintenance, repair and replacement of, on and off-site utility systems serving the Project; (vii) all landscaping (including, but not limited to, maintenance and new and replacement plantings); (viii) consulting and management fees not to exceed four percent (4%) of actual expenses and all other fees, charges and costs of or by contractors and agents employed by Landlord; (xi) commissions, wages, salaries and other labor costs and all persons engaged in such maintenance, operation, repair, management and the like (including, but not limited to, taxes, insurance, medical and other benefits); (xii) any capital expenditures incurred either to reduce Common Area Maintenance Expenses, to comply with any governmental law, order, requirement or regulation or to replace existing structures, equipment and machinery, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate paid by Landlord on any funds borrowed for such expenditures; (xiii) legal and accounting fees and charges (except as otherwise provided hereinafter); and (xiv) any other expenses or charges included in Common Area Maintenance Expenses with respect to comparable office-warehouse buildings in the Ashburn, Virginia area. Common Area
                                  -----------------
Maintenance Expenses shall not incur any of the following: ground rent; interest and amortization of funds surrounded by Landlord (except as specifically provided above); leasing commissions and advertising, legal, and space planning expenses incurred in procuring tenants for the Building; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capabilities as officers and executives. Landlord agrees that any and all cost and expenses for such above-mentioned repairs, improvements, maintenance, and service contracts, or any work commenced by any trade or contractor in excess of $5,000.00 per event, must be competitively bid with award of such contract or bid to the lowest qualified bidder.

          Notwithstanding anything to the contrary contained in this Lease, it is expressly understood that Common Area Expenses do not include (i) amounts due under loans encumbering the Leased Premises, or payments of rent under ground leases of the Leased Premises, (ii) depreciation of the Building or of any building service equipment, (iii) brokerage commissions in connection with leasing all or a portion of the Building or Land, (iv) attorneys' fees, accounting costs and other costs directly related to leasing space in the Building or Land, except in the context of reviewing, negotiating, and/or drafting of any assignment or sublease proposed by any Tenant, (v) physical damage to property caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors, (vi) all cost incurred by Landlord to investigate remedial Hazardous Waste or Hazardous Materials to the extent Landlord is not otherwise indemnified against such costs by Tenant pursuant to this Lease, (vii) costs incurred by Landlord for repairing damage which costs are actually recovered for insurance proceeds (or if Landlord fails to carry insurance which it is required to carry under this Lease, the costs that would have been recovered from insurance proceeds had Landlord carried such insurance) or condemnation awards and (viii) Landlord's overhead and administrative costs to the extent exceeding management fee charges permitted pursuant to the provisions of this Paragraph.

               (c) "Real Estate Taxes" shall mean any and all real estate taxes, assessments, water and sewer tests and charges, liens, charges, levies and other governmental impositions and charges of every kind and nature whatsoever, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon, or arising in connection with, the fixtures, machinery, equipment or systems, in, upon or used in connection with the operation of the Building or the Land; including, but not limited to, metropolitan district water and sewer charges, any assessments for public facilities or improvements for the areas in which the Project is located and taxes, assessments, charges and the like upon this Lease or any rents from the use, occupancy or possession of the Project. If, because of any change in the method of taxation of real estate or because of the enactment of any new tax by federal, state, county or local government, any other tax or assessment is imposed upon Landlord, or the rents or income derived from the Project, in substitution for, or in lieu of, or in addition to, any tax or assessment which would otherwise be included within Real Estate Taxes hereunder. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including, but not limited to legal fees. Tenant may in good faith contest or appeal the amount of any personal taxes or Real Estate Tax or assessment at Tenant's expense directly to the taxing authority, but in such event, Tenant shall indemnify Landlord against liability therefor. Landlord will reasonably cooperate at Tenant's expense in joining such appeal if required by the taxing authority.

Notwithstanding the foregoing, the term "Real Estate Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or any tax or governmental charge based upon the net or gross income or receipts of the Landlord except for any tax on gross income or receipts of the Landlord except for any tax or gross income or receipts applied solely to rents from real property.

               (d) "Insurance Costs" shall mean all insurance expenses incurred by Landlord relating to all insurance of whatsoever nature kept or caused to be kept by Landlord in connection with the ownership, operation, use or management of the Project, including, but not limited to, any and all policies of fire and extended coverage insurance (including, without limitation, extended and broad form coverage risks, mud slide, land subsidence, flood and earthquake), rent and business interruption insurance, boiler insurance, sprinkler insurance, comprehensive general public liability insurance (including, without limitation, an all-risk liability endorsement) and excess liability insurance.

               (e) Tenant's Prorata Share of such Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs for each calendar year shall be paid in monthly installments in advance on the first day of each calendar month, commencing with the Commencement Date, in amounts reasonably estimated by Landlord to be "Tenant's Prorata Share thereof based upon, among other things, actual expenses, if any, incurred with respect to the immediately preceding calendar year. Such estimates may be revised, at any time and from time to time during such calendar year (but in no event more often than 4 times during any calendar year), in which event Tenant shall immediately commence making monthly payments hereunder pursuant to such new statement and, in addition, with the next monthly payment of Base Rent, pay to Landlord the difference between monthly payments for the preceding months based on such revised statement and the amount actually paid by Tenant with respect to such preceding months; it being understood, acknowledged and agreed, however, that as to Common Area Maintenance Expenses, Real Estate Taxes and Insurance Costs payable or paid in advance by Landlord, Tenant covenants and agrees to pay Tenant's Prorata Share thereof within 10 days after receipt of Landlord's written demand therefor. Within 120 days following the expiration of such calendar year, Landlord shall furnish to Tenant a written statement showing the actual amount of Tenant's Prorata share of Common Area Maintenance Costs, Real Estate Taxes and Insurance Costs for such calendar year and the payments thereto made by Tenant and known as the "Year End Report." If the payments made by Tenant shall exceed Tenant's actual share of such costs, Tenant shall, provided Tenant is not in default hereunder, be entitled to a credit for such excess against payments next thereafter due to Landlord pursuant to this Section 4; it being understood, acknowledged and agreed, however, that if Tenant is indebted to Landlord hereunder in any amount for any reason whatsoever, Landlord may deduct such amount owned from such overpayment and if on or after termination of this Lease, the overpayment will be returned to Tenant within thirty (30) days after the Year end Report referenced in the proceeding sentence. If Tenant's share of such costs shall exceed the payments made by Tenant, Tenant shall pay to Landlord the deficiency within 30 days after Landlord shall submit the aforesaid statement to Tenant. Tenant's obligations pursuant to this Section 5 shall survive the expiration or sooner termination of this Lease. Landlord's failure to provide the statement called for above in this Section 5(e) shall not release or relieve Tenant of Tenant's obligations under this Section 5 or elsewhere in this Lease.

          5.   SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall
               ----------------
pay to Landlord $[*] ("the Deposit") as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease (including, but not limited to, the payment of Rent). The Security Deposit shall be given in cash in the minimum amount of $[*]. In the event Tenant pays to Landlord the full amount of the Security Deposit in the form of cash, Tenant may elect to convert $[*] of the Security Deposit into the form of an unconditional, irrevocable letter of credit in the name of the Landlord and payable upon presentation at a federally-insured national bank in the Commonwealth of Virginia, in such form and content as landlord shall reasonably require, or in such form as Landlord may approve, or in a combination of the foregoing. Upon Landlord's receipt of an approved letter of credit, Landlord shall refund to Tenant the full amount of the letter of credit up to a maximum amount of $[*] within thirty (30) days. Landlord may, but is not obligated to, without waiving or satisfying such Event of Default, or waiving or limiting any other rights or remedies of Landlord or limiting Tenant's liability to Landlord, apply all or any portion of the Deposit on account of any Event of Default hereunder, as well as on account of any expense incurred or paid, or damages suffered, by Landlord in connection with such failure, and Tenant, within ten (10) days following receipt of written notice of demand, shall replenish the amount necessary to restore the full Deposit. Landlord may commingle the Deposit with any other accounts that Landlord holds, and Landlord shall not be obligated to pay any interest accrued on the Deposit to Tenant. In the event of a sale or other transfer of the Project (or Landlord's interest therein), Landlord shall have the right to transfer to such purchaser or other party the Deposit and Landlord thereupon shall be released by Tenant from all liability for the return thereof, and Tenant agrees to look to the new landlord solely for the return thereof.

          6.   UTILITIES.  Tenant shall be solely responsible for, and promptly
               ---------
pay as and when due, all changes and assessments for heat, gas, electricity, telephone and other utilities used, consumed or provided to or on the Leased Premises and shall, at Tenant's sole cost and expense, arrange with the appropriate utility companies for the provision, augmentation or modification of such utilities to the Leased Premises. Notwithstanding anything herein to the contrary, Landlord shall not be liable in any respect for any damages whatsoever, whether to or with respect to person, property, Tenant's business or otherwise, for interruption in, or stoppage, suspension or curtailment of, any utility service or system (whether caused by or arising out of Landlord's need to make repairs or any other reason whatsoever), nor shall the same

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) constitute a constructive eviction or interference or disturbance with Tenant's use, possession or enjoyment of the Leased Premises, (b) constitute grounds for abatement, reduction or rebate, in whole or in part, of Rent or any other sum payable by Tenant hereunder, or (c) release or relieve Tenant of or from any Tenant's obligations hereunder. In the event landlord shall elect, or be required by governmental authorities, to install in the Leased Premises individual meters or other devices to measure any or all of the utilities consumed in the Leased Premises, Tenant shall pay to Landlord the charges incurred for such meters and the installation thereof in the Leased Premises. If any such utilities are not separately measured, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt of Landlord's written demand therefor, Tenant's allocable share of such utilities as reasonably determined by Landlord.

          7.   MAINTENANCE AND REPAIR BY LANDLORD.  Landlord shall, subject to
               ----------------------------------
the provisions of Sections 14 and 17 hereof and so long as Tenant is not in default hereunder, keep the foundation, the exterior walls (except plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware and painting or other treatment of interior walls, all of which shall be Tenant's responsibility to maintain, replace and repair) and the roof of the Leased Premises in good repair, ordinary wear and tear excepted. Any repairs required to be made by Landlord under this Lease which are occasioned by the act, omission or negligence of Tenant, or Tenant's agents, employees, subtenants, licensees, invitees, visitors, contractors, servants, customers or others acting, through or under Tenant or for or on behalf of Tenant (collectively, "Tenant's Agents"), shall be paid for by Tenant, at any time and from time to time, upon receipt of Landlord's demand to the extent not covered by any net insurance proceeds paid or payable to Landlord therefor. In the event that the Leased Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall immediately give written notice thereof to Landlord and Landlord shall not be obligated in any way to commence any such repairs until a reasonable time shall have elapsed after Landlord's receipt of such written notice. Notwithstanding the above, because of the sensitive nature of Tenant's business and equipment, if Landlord does not repair roof leaks within five (5) business days of written notice of such leaks from Tenant, then Tenant may make the repairs and shall invoice Landlord for the reasonable cost of such repairs, which Landlord will pay to Tenant within thirty (30) days of receipt of the invoice and reasonably substantial evidence of completion of the repairs. Notwithstanding anything contained herein, Tenant shall use the roof manufacturers' approved roof installation and repairs contractors only to perform any repairs.

          8.   CONTROL.  The Common Areas shall be subject to Landlord's
               -------
reasonable management and control and shall be operated and maintained in such manner as Landlord, in its reasonable discretion, shall determine. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right to install, construct, remove, maintain and operate lighting systems, facilities, improvements, buildings, equipment and signs on, in or to all parts of the Common Areas and the Building; increase, reduce or change the number, size, height, layout, or locations of buildings, walks, driveways and truckways, parking areas and/or Common Areas now or hereafter forming a part of the Project; make alterations or additions to the Building; close temporarily all or any portion of the Common Areas to make repairs, changes or to avoid public dedication; grant easements, or replat or subdivide or make such other changes to the Land, as Landlord shall deem necessary; place, relocate and operate utility lines through, over or under the Leased Premises necessary to serve other portions of the Building; and use or permit the use of all or any portion of the roof of the Building.

          9.   OCCUPANCY BY TENANT.  (a) Tenant covenants and agrees to, at its
               -------------------
sole cost and expense, observe and comply with the provisions of (i) all matters of record (including, but not limited to, the Declaration and all Mortgages),
(ii) all building, zoning, fire and other governmental laws, ordinances, regulations, requirements, codes, certificates of occupancy and rules, (iii) the orders and directives (pursuant to law) of public officials applicable to the Leased Premises and/or the balance of the Project or the conduct of the business in the Leased Premises by Tenant, (iv) all rules, regulations, orders and requirements of carriers of insurance insuring the Project; and (v) the Rules and Regulations, attached hereto as Exhibit "F" and made a part hereof, and any
                                    -----------
additions thereto and modifications thereof as adopted by Landlord from time to time. Notwithstanding anything herein to the contrary, Tenant, at its sole cost and expense, shall make any and all repairs, alterations, additions and improvements of any nature whatsoever required by any governmental authority by reason of Tenant's use or occupancy of the Leased Premises.

               (b) Tenant shall not keep or allow to be kept anything within the Leased Premises or use or permit the use of the Leased Premises for any purpose or in any manner, which causes or might cause an increase in the insurance premium cost of, or invalidate or breach or conflict with, any insurance policy carried on all or any part of the Project, or cause any existing or prospective insurer to refuse to issue any insurance policy with respect to all or any portion of the Project or the Landlord's business, or cerate any risk of fire or other hazard. Notwithstanding the above, Landlord acknowledges Tenant's use of Equipment and Tenant's Generator which may cause an increase in Landlord's insurance premium cost which increase related to Tenant's use of Equipment and Tenant's Generator shall be paid as Additional Rent, upon receipt of Landlord's demand therefor, any such increased premium cost due to or associated with Tenant's unique use or occupation of the Leased Premises or Tenant's storage of goods. Tenant, at its sole cost and expense, shall comply with all rules, regulations, orders and requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any other similar body having jurisdiction over the Project).

          10.  INSURANCE; INDEMNITY.  (a) Tenant shall, at Tenant's sole cost
               --------------------
and expense, carry and keep in force at all times during the Term (i) a policy of comprehensive general public liability insurance, together with a contractual liability endorsement, with limits of not less than $1,000,000 in respect of bodily injury to or death of any one person, an amount not less than $2,000,000 in respect to bodily injuries or death(s) occurring in any one occurrence and an amount not less than $500,000 in respect of property damaged or destroyed; (ii) fire and extended coverage insurance covering the full replacement cost of all alterations, additions, partitions, improvements, equipment, furniture, fixtures and inventory made or placed by Tenant in the Lease Premises against "all-risk" of physical loss; (iii) worker's compensations insurance with limits not less than that required by law; and (iv) such additional amounts of insurance and additional types of coverage as Landlord may reasonably request from time to time. Tenant's liability hereunder shall not be limited to the insurance coverage maintained, or required to be maintained pursuant hereto by Tenant. All such policies shall be with companies licensed to do business in the state in which the Land is located, and from a responsible company satisfactory to Landlord, and contain a waiver of subrogation as contemplates in Section 10(d) below.

Landlord, and Landlord's Mortgagee if requested by Landlord, shall be named as additional insurers under such insurance policies. All such insurance policies shall be primary and non-contributing with any insurance carried by the Landlord, shall be written on an "occurrence" basis and not on a "claims-made" basis, and shall contain endorsements requiring 45 days' notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to Tenant's taking occupancy of the Leased Premises (but not to Tenant's obligation to pay Rent), A complete duplicate copy of all such policies maintained by Tenant, and shall also deliver copies thereof to Landlord not less than 30 days prior to the expiration date of each such policy. Tenant's failure to comply with any of the requirements of this Section 10(a) shall be an Event of Default.

               (b) Neither Landlord, nor any of the Landlord's partners, officers, members, directors, agents or employees, shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any damage, injury, loss or claim based on or arising out of any cause whatsoever, including, without limitation, the following; repair to any portion of the Leased Premises, Building or Common Areas; interruption in the use of the Leased Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatuses; termination of this Lease by Landlord for damage to the Lease Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Leased Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Leased Premises or the Building, or from drains, pipes or plumbing fixtures in the Leased Premises or the Building. Notwithstanding the foregoing, Landlord shall not except as set forth in Section 10(d) below or elsewhere herein, be released from liability to Tenant for any injury caused by Landlord's willful misconduct or gross negligence. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses.

               (c) Tenant shall, to the extent permitted by law, reimburse Landlord for, and shall defend (upon Landlord's request), indemnify and hold Landlord, its partners, officers, members, directors, employees and agents harmless from and against, any and all costs, damages, claims, liabilities, expenses (including, but not limited to, attorneys' fees and court and litigation costs), losses, demands, actions, causes of action, judgements, proceedings and obligations of any nature whatsoever suffered by or claimed against Landlord, directly or indirectly, resulting from, based on or arising out of, in whole or in part, (i) the possession, use and/or occupancy of the Leased Premises or the business conducted therein or therefrom (whether or not damage or loss occurs in or on the Leased Premises, the Common Areas or elsewhere); (ii) any act or omission of Tenant, or any of Tenant's Agents; and/or (iii) any breach of the provisions of Section 28(u) hereof). The provisions of Section 10(b) above and this Section 10(e) shall survive the expiration or sooner termination of this Lease with respect to any claims, liabilities and the like attributable to acts, omissions, occurrences and/or conditions existing or occurring prior to such expiration or termination.

               (d) Without limiting the provisions of Section 10(b) above or any other provisions hereof as to Landlord, Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other or any one claiming through or under them, by way of subrogation or otherwise, from or with respect to any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property (but only to the extent of the insurance proceeds payable under such policies), even if such loss or damage is attributable to the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the Building. The foregoing notwithstanding, this mutual release shall be applicable and in force and effect only to the extent lawful at the time any claim is made, and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement providing that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant shall request their respective insurance carriers to include in its policies such a clause or endorsement. If additional cost shall be charged therefor, the party responsible for procuring such insurance shall pay such additional costs. If Tenant fails to obtain or maintain any such property insurance policies as required hereunder, Tenant's release of Landlord shall remain and be deemed in full force and effect as to the coverage thereof as if such policies, and an insurer's waiver of subrogation endorsement, were obtained and in full force and effect; provided, however, that nothing herein shall excuse Tenant's failure to maintain any insurance required hereunder or constitute a waiver or limitation of any other rights and remedies of Landlord in the event Tenant fails to maintain any insurance.

          11.  REPAIRS.  Except as to Landlord's obligations pursuant to
               -------
Sections 7, 14 and 17 hereof, and in addition to all other repair, maintenance and replacement obligations of Tenant act forth herein, Tenant agrees to maintain the Leased Premises at all times during the Term in a neat, clean and sanitary condition and in good order and repair and shall make all needed repairs and replacements thereto. Such maintenance, replacement and repair shall be at the sole cost of Tenant and shall include, but not be limited to, the maintenance, replacement and repair of floor coverings, ceilings and walls, front and rear doors, all glass on the Leased Premises, all plumbing units, pipes and connections, and all heating, ventilating and air conditioning equipment and systems.

          12.  TENANT'S PROPERTY. Furnishings, equipment, machinery and trade
               -----------------
fixtures that can be installed by Tenant with or without drilling, cutting or otherwise defacing the Leased Premises (collectively, "Tenant's Personal Property") may be installed by Tenant on the Leased Premises and shall be the property of Tenant. On the expiration of this Lease, if Tenant is not in default hereunder, Tenant may remove any such property (and shall remove any such property if directed by Landlord) and shall repair any damage caused by such removal and reimburse Landlord for Landlord's cost of so repairing the Lease Premises. If Tenant fails to remove the Tenant's Personal Property as required under this Lease, Landlord may do so and Landlord shall not be liable for any loss or damage to such property of Tenant which may occur during Landlord's removal thereof, or Landlord may treat such property as abandoned and remove and keep the same, and Tenant shall pay the entire cost of such removal to Landlord's written demand therefor. Tenant agrees to pay all taxes on Tenant's Personal Property and if such taxes are levied against Landlord, or the assessed valued of the Project is increased by inclusion of a value placed on such property, Tenant shall pay such taxes to Landlord on demand if Landlord is required to pay such taxes (or reimburse Landlord on demand if Landlord pays such taxes). Notwithstanding anything herein to the contrary, any property placed by Tenant in or about the Leased Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. The provisions of this Section 12 shall survive the expiration or sooner termination of this Lease. Notwithstanding the above, Tenant shall have the right to install equipment and trade fixtures in the manner and extent set forth in Exhibit "K" hereto.

          13.  IMPROVEMENTS AND ALTERATIONS BY TENANT:  (a) Without Landlord's
               --------------------------------------
prior written approval (which may be withheld in Landlord's reasonable discretion), Tenant may not make or permit any additions, improvements, alterations, substitutions, replacements or modifications, structural or otherwise, to the Leased Premises (including, but not limited to, all electrical, heating, ventilating, air conditioning, plumbing or mechanical systems within the Leased Premises) (collectively, the "Alterations"), or attach any machines, equipment and fixtures (other than the Tenant's Personal Property provided the same are installed at no cost or expense to Landlord), which may be made or installed by either party upon the Leased Premises shall be and remain the property of Landlord and shall remain upon and be surrendered with the Leased Premises, unless Landlord requests their removal at such time that the Landlord approves and gives consent, in which event Tenant shall remove the same and restore the Leased Premises to its original condition at Tenant's sole cost and expense and Tenant shall pay the entire cost of such removal to Landlord upon Tenant's receipt of Landlord's written demand therefor. If Tenant fails to remove such Alterations and property and restore the Leased Premises as aforesaid, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord as Additional Rent within 10 days after Tenant's receipt of Landlord's written demand therefor. Any such Alterations performed by Tenant shall be done, at Tenant's sole cost and expense, in strict conformity with any plans and specifications approved by Landlord prior to Tenant commencing such work and in such a manner to minimize interference with other construction in the Building or on the Land in progress and with the use or enjoyment of all or any portion of the balance of the Project by any other tenants. All work performed shall be done in a good and workmanlike manner by contractors approved by Landlord and with materials of comparable quality, value, utility and appearance as originally installed in the Leased Premises. Landlord's consent to or approval of and Alterations (or the plans and specifications therefor) shall not constitute a representation or warrant by Landlord, nor Landlord's acceptance, that the same comply with (a) sound architectural and/or engineering practices, or (b) applicable laws, regulations, rules, codes, ordinances and other governmental requirements, and Tenant shall be solely responsible for enduring all compliance with the matters referred to in (a) and (b) above in this sentence. In each instance in which Landlord's approval is requested or required hereunder, Tenant shall reimburse Landlord as Additional Rent, upon receipt of written demand therefor, for all out-of-pocket cost and expenses incurred or paid by Landlord during such review process.

               (b) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of, or order or authorization by, Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor, or the furnishing of any materials, that would give rise to the filing of any lien against the Leased Premises, or the Project, or any part thereof. Landlord shall have the right to post and keep posted on the Leased Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Leased Premises and the Project from such lien(s).

          14.  CASUALTY.  (a) If the Leased Premises is destroyed or damaged by
               --------
fire, earthquake or other casualty (collectively, a "Casualty") and Landlord does not elect to terminate this Lease as herein provided, Landlord shall, subject to the terms hereof and obtaining all necessary public approvals and solely to the extent of net insurance proceeds actually received by Landlord (and free of all claims by Mortgagees and others and all expenses), and provided such Casualty is not due to the negligence or wrongful acts of Tenant, or any of Tenant's Agents (subject, however, to subrogation rights as set forth in Paragraph 10(d)), proceed in a reasonable manner to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged to as near its former conditions as circumstances will reasonably permit. During the period of such rebuilding and restoration, Base Rent shall, provided such Casualty is not due to the negligence or other wrongful acts of Tenant, or any of Tenant's Agents, be abated in the same ratio as the square footage of the portion of the Leased Premises rendered untenantable, to the extent, and so long as, however, the Leased Premises remains untenantable. If, however, Landlord shall reasonably determine that such destruction or damage cannot be repaired within one hundred eighty (180) days after the date of such Casualty, either Landlord or Tenant may elect to terminate this Lease by giving written notice of such election to Tenant within 90 days after the date of such Casualty, in which event this Lease and the tenancy created hereunder shall terminate as of the date of such notice and Rent shall (except to the extent Tenant has continued to make use of all or any of the Leased Premises) be abated as of such date of such Casualty. Tenant agrees to give notice to Landlord of any Casualty occurring in, on, or about the Leased Premises within 24 hours from the occurrence thereof.

               (b) If Landlord is required to repair the Leased Premises under the provisions of this Section 14, Landlord's obligation shall be limited to the Landlord's Work, excluding, in any event, all alterations, fixtures or signs installed by Tenant and all floor coverings, furniture, equipment and decorations or other Tenant's Personal Property. Tenant, at Tenant's expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly re-enter the Leased Premises to perform such work.

               (c) Anything contained herein to the contrary notwithstanding, if (i) the proceeds of Landlord's insurance (recovered or recoverable) as a result of any damage to the Leased Premises by any Casualty (exclusive of rent insurance) shall be insufficient to pay fully for the cost of repair of the Leased Premises, (ii) the Leased Premised shall be damaged by a Casualty which is not covered by Landlord's insurance, or (iii) the Building is more than fifty percent (50%) damaged by fire or other casualty (although the Leased Premises may not be affected) that Landlord decides in Landlord's sole and absolute discretion not to rebuild or construct the Building, Landlord shall have the right to terminate this Lease by giving written notice of such termination to Tenant within 90 days after the date of such Casualty in which event this Lease and the tenancy created hereunder shall terminate as of the date of such notice and Rent shall (except to the extent Tenant has continued to make use of all or any of the Leased Premises) be abated as of the date of such Casualty. Notwithstanding the above, as to the event of (i) or (ii) above, if Landlord elects to terminate this Lease, the Tenant may prevent this termination if, within fifteen (15) days of the receipt of Landlord's notice of its election to terminate, that Tenant agrees at its sole expense to make the repairs and restoration work not covered by insurance and to continue its occupancy and tenancy under the Lease. In the event the Rent shall only abate to the date Tenant elects to restore the Leased Premises at its expense.

          15.  SUBLETTING AND ASSIGNMENT.  Without the prior written consent of
               -------------------------
Landlord in each instance, which consent may not be unreasonably withheld in Landlord's reasonable discretion. Tenant shall not directly or indirectly (in one or more transaction), voluntarily, involuntarily or by operation of law, assign transfer, pledge, mortgage or otherwise hypothecate or encumber all or any portion of Tenant's legal or equitable interest in this Lease or in the Leased Premises, nor sublet all or any portion of the Leased Premises, nor enter into any management, license, concession or other contract or agreement which provides for a direct or indirect transfer of operating control over the business operated in, or the use of occupancy of, the Leased Premises. Any direct or indirect transfer, sale, pledge or other disposition, in a single transaction or cumulatively during the Term, of at least 25% of the ownership interests in Tenant (or any lesser percentage if sufficient to transfer voting control (if Tenant is a corporation) or management control (if Tenant is a partnerships)), as well as of any general partnership interest in Tenant if Tenant is a limited partnership, shall each be deemed an assignment of this Lease; provided, however, that this limitation shall not apply with respect to the transfer of voting stock in a corporation, all the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. Any assignment, sublease or other such transfer without Landlord's prior written consent shall be voidable by Landlord and Landlord's election, shall constitute an Event of Default hereunder. Consent of Landlord to one or more assignments, subletting or encumbering of this Lease or the Leased Premises shall not operate as a waiver of Landlord's rights (and the requirement of Landlord's consent), or be deemed Landlord's consent, with respect to any subsequent assignment, subletting or encumbering. Notwithstanding any assignment or subletting, Tenant, and each and every guarantor of this Lease and Tenant's obligations hereunder, shall at all times remain fully and primarily responsible and liable for the payment of all Rent and other monetary obligations herein specified and for the compliance with and performance of all of the Tenant's other obligations under this Lease. Landlord's consent, if any, to any assignment or sublease will not be effective unless and until (a) Landlord receives a fully executed copy of the assignment or sublease agreement,
(b) in the case of an assignment, Tenant delivers to Landlord an assumption of liability agreement in form satisfactory to Landlord including as assumption of the assignee of all of the obligations of Tenant and the assignee's ratification of, and agreement to be bound by, all of the terms, conditions and provisions of this Lease, and (c) Landlord is fully reimbursed by Tenant of Landlord's costs and fees, including, but not limited to, attorney's fees, incurred in processing and evaluating any requests for assignment or subletting by Tenant. Notwithstanding anything to the contrary in this paragraph 15, Tenant may, without Landlord's prior consent and without Landlord's participation in any proceeds, sublet the Premises or assign the lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant, by merger, consolidation, non bankruptcy reorganization, or governmental action; or (iii) a purchaser of substantially all of Tenant's assets located in the Leased Premises. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting or any other transfer of the Lease or the Leased Premises.

          16.  LIENS.  Tenant shall keep the Project free and clear of and from
               -----
any and all liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by Tenant or otherwise arising out of Tenant's use or occupancy of the Leased Premises. An Event of Default shall exist of at any time any such lien or encumbrance is filed, claimed or recorded against, or otherwise exists with respect to, the Leased Premises or the

Building and Tenant shall fail to have said lien or encumbrance discharged of record, or bonded over so as to forever remove such lien or encumbrance as an encumbrance upon the Project, within 15 days (or if American Institute of Architects contract form, thirty (30) days) from the date such lien or encumbrance is filed, claimed or recorded against, or otherwise exists with respect to, the Project. Tenant shall promptly notify Landlord if Tenant learns that a lien has been, is about to or might be filed against the Premises.

          17.  CONDEMNATION.  (a) In the event of a taking by any public or
               ------------
quasi-public authority under the power of eminent domain, condemnation or expropriation, or in the event of a conveyance in lieu thereof, (all of which events are herein collectively referred to as a "Taking"), of the whole of the Leased Premises, then this Lease shall terminate effective upon the date title to the Leased Premises vests in the condemning authority and Base Rent and Additional Rent shall be adjusted as of such date.

               (b) In the event of a Taking of less than 25% of the Leased Premises, then this Lease shall terminate only as to the part taken as of the date title vests in the condemning authority. In the event of a Taking of more than 25% (but less than all) of the Leased Premises, then Landlord shall have the right to terminate this Lease by written notice given to Tenant effective within 60 days after the date title vests in the condemning authority.

               (c) If the nature, location or extent of any Taking affecting the Building (whether or not including the Leased Premises) or the Land is such that Landlord elects in Landlord's sole and absolute discretion to demolish all or a portion of the Building, then Landlord may terminate the Lease by giving at least 60 days' written notice of termination to Tenant at any time after such Taking. This Lease shall terminate on the date specified in such notice, and monthly Base Rent and Additional Rent shall be adjusted to such date.

               (d) If there shall be a Taking, and this Lease is not terminated as set forth above in this Section 17, then this Lease shall continue in full force and proportion to the Base Rent shall be reduced to be that sum which bears the same proportion to the Base Rent in effect immediately prior to such Taking as the leasable area of the Leased Premises remaining after such Taking bears to the leasable area of the Leased Premises immediately preceding such Taking. Following receipt of the compensation awarded or payment made for such Taking, Landlord shall commence to make all necessary repairs or alterations to restore that portion of the Leased Premises remaining to as near its former condition as the circumstances will reasonably permit; provided, however, that Landlord shall in no event be required to spend for such repairs and alterations any sums in excess of the amount of the compensation or payment for such Taking actually received by Landlord (and free of all claims by Mortgagees and others) which is attributable to the part of Leased Premises taken (excluding the proportionate part thereof attributable to the then current market value of the Project taken) less the cost of collecting such compensation or payment and provided further that Landlord's obligation shall be limited to the Landlord's Work and Landlord shall have no obligation to repair, restore or replace any alterations, fixtures or signs made or installed by Tenant or any floor coverings, furniture, equipment or decorations or other Tenant's Personal Property (the repair, restoration and replacement of which shall be the sole obligation of, and be promptly performed by, Tenant).

               (e) Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount of the condemnation award or settlement that may be claimed as damages by Tenant as a result of such Taking or for the value of any unexpired Term, and all condemnation awards and similar payments shall be paid and belong to Landlord. Notwithstanding the foregoing, Tenant may make a separate claim against the condemning authority for a separate award or payment for the value of Tenant's trade fixtures and for relocation costs, provided such awards do not reduce Landlord's award.

          18.  PARKING.  Tenant agrees not to overburden the parking areas and
               -------
facilities and agrees to cooperate with Landlord and other tenants in the use of parking areas and facilities, and, in any event, shall use such parking areas and facilities in accordance with the terms and conditions of the Declaration and such rules and regulations promulgated by Landlord. Tenant acknowledges and agree that, except as set forth in the immediately following sentence, all parking areas and facilities shall be for the non-exclusive use of all tenants in the Building, their employees, invitees and others; provided, however, that Tenant, its employees, invitees and customers, shall not have the right to use any parking spaces or facilities which are reserved for handicapped parking (unless handicapped, but subject to the rights of other handicapped persons) or other tenants or which are otherwise set aside or reserved by Landlord. Landlord hereby agrees to designate 54 parking spaces in the immediate vicinity of the Leased Premises for the exclusive use of Tenant, its employers and invitees; it being understood, acknowledged and agreed, however, that Landlord shall have no obligation whatsoever to monitor or police the use of such parking spaces and shall have no liability of any nature whatsoever if all or any of such spaces are used by any other parties, including, but not limited to, other tenants in the Building.

          19.  ACCESS.
               ------

               (a) Leased Premises. Landlord acknowledges and agrees that the Equipment at the Leased Premises is highly sensitive, requiring specialized maintenance and care. It is essential to the successful operation of Tenant's business that access to the Leased Promises be restricted to Tenant's employees and agents. Landlord shall only have access to the Leased Premises for the purposes for the purpose of making such alterations, repairs, improvements or additions to the Leased Premises as required pursuant to this Lease. Landlord or Landlord Parties shall give no less than two (2) days' prior written notice to Tenant to each entry onto the Leased Premises and upon each entry, Landlord or Landlord Parties shall be accompanied by a representative of Tenant. Landlord acknowledges that due to the foregoing reasons, Landlord shall not have a key to the Leased Premises during the Lease Term.

               (b) Emergency Access - Leased Premises. In the event of an Emergency, Landlord, or emergency personnel including fire or police department personnel, may use force to enter the Leased Premises in order to remedy such Emergency; provided, however that Landlord and such emergency personnel shall use reasonable efforts to avoid causing damage to interfering with the Equipment. Tenant shall, upon receipt of notice from Landlord, pay for all damage to the Leased Premises or Building resulting from such forced entry by Landlord or such emergency personnel into the Leased Premises, including without limitation, damage to the door leading into the Leased Premises due to an Emergency, as Additional Rent. For purposes of this Section, an "Emergency" shall mean a condition in the

Leased Premises reasonably likely to cause imminent bodily harm to persons at the Building or imminent and substantial damage to the Building.

               (d) Building. Landlord acknowledges and agrees that in order to accommodate Tenant's specialized utility needs, Tenant shall have a key to each and every mechanical room located at the Building which contains equipment or cabling of any kind relating to the Leased Premises of the Equipment, including without limitation, boiler rooms and electrical rooms (the "Tenant Access Mechanical Rooms"). Landlord further acknowledges and agrees that it is essential to the successful operation of Tenant's business that access to each and every Tenant Access Mechanical Room be restricted to only those of Landlord's employees and agents who are trained as to the special requirements of the Equipment and Tenant's specialized utility needs.

          20.  SIGNS.  All signs and symbols placed in the doors or windows or
               -----
elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall comply with and satisfy all conditions of the Declaration and all laws, ordinances, regulations, requirements and the like and shall, in any event, not be placed or installed without the prior written approval of the Landlord. Any signs or symbols which have been placed without approval may be maintained by Tenant at its sole cost and expense during the Term and upon the expiration or sooner termination of this Lease all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired at Tenant's sole cost and expense. The provisions of this
Section 20 shall survive the expiration or sooner termination of this Lease.

          21.  SUBORDINATION.  This Lease, and the rights of Tenant hereunder,
               -------------
are and shall be, without further action by any party, subject and subordinate to the lien, terms, conditions, operation and effect of any and all Mortgage(s) now or hereafter encumbering or otherwise affecting the Land or Building and all advances made or hereafter to be made upon the security hereof, and the rights of any Mortgagee thereunder or with respect to each such Mortgage. The term "Mortgage" means any mortgage, deed of trust, ground lease or other security or financing instrument encumbering or otherwise affecting the Land or Building and all renewals, replacements, modifications, consolidations, recasting, refinancing or extensions thereof. At the election of any holder or beneficiary of any Mortgage (collectively, a "Mortgagee"), this Lease shall be superior to the lien of the applicable Mortgage. Upon request by Landlord, Tenant agrees to execute whatever documentation may be required to further affect the provisions of this Section 21 wherein such documentation shall include Landlord's standard Non-Disturbance and Attornment clause. Tenant agrees that if any proceedings are brought pursuant to a Mortgage (whether or not for foreclosure of the Mortgage) or termination of any ground lease, Tenant, if requested to do so by the purchaser or other successor to Landlord pursuant to foreclosure or other proceedings under the Mortgage (including, but not limited to, any Mortgagee or ground lessor), or pursuant to any conveyance in lieu of foreclosure, shall recognize and attorn to such party as Landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

          22.  TENANT'S DEFAULT.  Each of the following shall be an "Event of
               ----------------
Default" by Tenant hereunder:

               (a) Tenant shall fail to pay when due any installment of Base Rent and Additional Rent or any other charge or payment required of Tenant hereunder;

               (b) Subject to the provisions of Section 22(g) below, Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements of this Lease, and such violation or failure shall continue for a period of 30 days after Tenant's receipt of written notice thereof to Tenant from Landlord;

               (c) Tenant or any guarantor of this Lease shall (i) make a general assignment for the benefit of its creditors, (ii) make a transfer in fraud of creditors, (iii) admit in writing its general inability to pay its debt when due, (iv) file any petition for, or answer seeking or concerning or acquiescing to, bankruptcy, reorganization, moratorium, liquidation, composition, extension, readjustment, arrangement, insolvency, dissolution or similar relief under any federal, state or other statute, law or regulation or otherwise, or (v) have filed against it any petition seeking any relief mentioned in (iv) above in this sentence that is not stayed or dismissed within 30 days;

               (d) Any execution, levy, attachment or other process of law shall occur upon Tenant's Personal Property (or other property) or Tenant's interest in the Leased Premises;

               (e) (i) A trustee, receiver, liquidator or similar officer shall be appointed for Tenant or any guarantor of this Lease for a substantial part of Tenant's or any such guarantor's property and such appointment is consented or acquiesced to by Tenant or any such guarantor, (ii) if not consented or acquiesced to, such appointment shall not be stayed or dismissed within 30 days after such appointment, or (iii) Tenant or any such guarantor shall seek the appointment of any such trustee, receiver, liquidator or similar officer;

               (f) Tenant shall vacate or abandon all or any of the Leased Premises or shall remove or manifest an attempt to remove, not in the ordinary cause of business, Tenant's goods and property from all or any of the Licensed Premises such action will not constitute default under this lease if Tenant continues to pay rent without default and the Leased Premises are kept secure; and

               (g) Any other act, failure or omission specifically referred to herein as an Event of Default.

          23.  LANDLORD'S REMEDIES.
               -------------------

               (a) If an Event of Default shall have occurred and be concurring with regard to the making of any payment or the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment to do such act, and the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to stop Landlord from the pursuit of any right or remedy to which Landlord would otherwise be entitled. Any instrument(s) of Base Rent and Additional Rent unpaid for 5 days after the date when due shall be subject to a late charge equal to 5% of such installment payable as Additional Rent to Landlord upon Tenant's receipt of Landlord's demand therefor. In addition, any installments of Base Rent and Additional Rent not paid when due, and any payments by Landlord hereunder on Tenant's behalf or for Tenant's behalf, shall bear interest until paid at the rate that is 2 percentage points above the Prime Rate (but in no event greater than the maximum rate permitted under the laws of the state in which the land is located) and such interest, and all amounts paid by Landlord on Tenant's behalf, shall constitute Additional Rent hereunder due and payable upon Tenant's receipt of Landlord's demand therefor. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to landlord all costs incurred by Landlord, including attorney's fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease.

               (b) If an Event of Default shall have occurred, Landlord, at Landlord's option, may terminate this Lease by written notice to Tenant, whereupon, on the date of such notice or any later termination date set forth therein, all rights of Tenant hereunder shall expire and terminate, everything herein required on the part of Landlord to be done and performed shall cease, and this Lease shall end and terminate, except, and provided in all events, however, that Tenant shall forever remain liable for all of Tenant's obligations hereunder (including, but not limited to, the payment of Rent), no matter when first accruing, occurring or arising, as herein provided over the entire Term as if this Lease had not been terminated.

               (c) If an Event of Default shall have occurred, with or without terminating this Lease, Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for trespass, prosecution or any claim for any damages or liability therefor. Landlord may thereupon make such alterations and repairs as, in Landlord's absolute discretion, may be necessary to relet the Leased Premises or any part thereof, alone or together with other portions of the Building, in Landlord's name, Tenant's name or otherwise, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its absolute discretion, may deem advisable and receive the rent therefor. Tenant shall be liable for any and all expenses (including, but not limited to, attorneys' fees, disbursements and brokerage fees) incurred by landlord in reentering and repossessing the Leased Premises, in correcting (but not waiving or curing, or estopping Landlord from asserting any rights or remedies with respect to) any default of Tenant, in painting, altering, repairing or dividing the Leased Premises, in protecting and preserving the Leased Premises by use of security guard and caretakers, and in reletting the Leased Premises. Tenant shall, over the entire Term as if such repossession, and any such termination had not occurred, remain liable for and pay to Landlord, on demand, any deficiency between (i) the amount of Rent payable by the Tenant hereunder, and (ii) any amount received by Landlord pursuant to any reletting after deducting all of Landlord's expenses as described in the immediately preceding sentence (all amounts so received by Landlord to be applied on account of Tenant's obligations hereunder in any order that Landlord deems fit in Landlord's sole discretion). Suit may be brought by Landlord at any time and from time to time to enforce collection of such difference(s), and any suit brought by Landlord to enforce collection of such difference(s) for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month(s) in subsequent separate actions at any time and from time to time, as said damages shall have been made more easily ascertainable by successive reletting. Landlord shall not have any obligation to relet or attempt to relet all or any of the Leased Premises and Landlord shall not be liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior Event of Default. Tenant's liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder. No entry or taking possession of the Leased Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice expressly stating such intention is sent to Tenant.

               (d) Landlord shall, to the extent permitted by law, have (in addition to all other rights and remedies whatsoever) a right of distress for rent and a lien on all of Tenant's personal property, except telecommunications related equipment, and other property on the Leased Premises, as security of all Rent and any other sums payable under this Lease.

               (e) If Landlord terminates this Lease pursuant hereto, Landlord shall be entitled to recover from Tenant at any time thereafter, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for such Event of Default, an amount equal to the difference between (i) all Base Rent and Additional Rent and other sums which would be payable under this Lease from the date of such demand through the end of the Term (as if this Lease had not been terminated), and (ii) the fair market rental value of the Leased Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Leased Premises), discounted at the rate of five percent (5%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent accrued prior to termination of this Lease or Landlord's right to assert any indemnity claims pursuant hereto.

               (f) Tenant, on its own behalf of all persons claiming by, through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as if permitted by law, which Tenant, and all such persons might otherwise have under any present or future law (i) to redeem the Leased Premises or the Lease, (ii) to reenter or repossess the Leased Premises, (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease or (iv) to the benefit of any law which excepts property from liability for debt or for distress for rent. The words "dispossession," "re-enter," "entry," "re-entry," "re-entered," "possess," "repossession," "repossess," and "redeem" and the like as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

               (g) Tenant hereby consents to the exercise of personal jurisdiction over Tenant by the state court, and, if federal jurisdiction shall be applicable, the United States District Court, with respect to the county in which the Land is located.

               (h) All and each of Landlord's rights and remedies set forth herein shall be in addition to all rights and remedies at law or in equity or by statute or otherwise, all of which are separate, distinct and cumulative and no one of them, whether or not exercised by Landlord, shall be deemed in exclusion of any of the others. Without limiting the generality of the foregoing, in the event Tenant fails to take possession of the Leased Premises as herein required, Tenant shall, among other things, be obligated to pay Landlord in full for all Tenant improvements constructed or installed within the Leased Premises and for all materials ordered at Tenant's request for the Leased Premises. The exercise or beginning of the exercise by Landlord of any right or remedy shall not prejudice the simultaneous or later exercise of any other rights or remedies.

          24.  QUIET ENJOYMENT. If, and so long as, Tenant pays the Rent and
               ---------------
fully performs and observes each and every term, covenant, obligation and condition herein contained to be performed or observed by Tenant, Tenant shall enjoy the Leased Premises during the Term without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the lien, terms, conditions, operation and effect of any and all Mortgage(s) and the rights of any Mortgage thereunder or with respect thereto.

          25.  FINANCING.
               ---------

               (a) If, in connection with obtaining, or pursuant to, any temporary, construction, permanent or other financing for the Building and/or the Land, any lender shall request reasonable modifications of this Lease as a condition to such financing. Tenant shall execute, acknowledge and deliver any such modification to Landlord within ten (10) days after Tenant's receipt thereof, provided such modifications do not increase the financial obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Leased Premises as herein provided. Tenant agrees to give every Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee.

               (b) Tenant agrees that no Mortgagee shall be (i) bound by any payment of Base Rent and Additional Rent for more than 1 month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of such Mortgagee, (iii) liable for damages for any breach, act or omission of any prior Landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, (v) subject to any off-sets or defenses that Tenant may have against any prior Landlord or (vi) have any obligation with respect to the Deposit of Tenant's Prepaid Rent unless, and to the extent, the same has been physically delivered to such Mortgagee.

          26.  HOLDOVER TENANCY. If (without execution of a new lease or written
               ----------------
extension) Tenant shall holdover after the expiration of the Term, then Tenant shall, subject to Landlord's written consent but without execution of a new lease, become a tenant at sufferance at a monthly rental equal to twice the Rent due under the terms of this Lease, commencing said tenancy with the first day next after the end of the Term. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least 30 days' written notice to quit the Leased Premises, except in the event of nonpayment of Rent when due, or the breach of any other covenant or default hereunder by Tenant (without giving effect to any notice or right to cure period), in which event Tenant shall not be entitled to any notice to quit, the usual 30 days' notice to quit being expressly waived. The foregoing shall not constitute Landlord's consent to any holdover by Tenant. Notwithstanding the foregoing, if Landlord shall desire to regain possession of the Leased Premises by any legal action or process in force in the jurisdiction in which the Land is located, and Landlord shall have the right to recover all direct or indirect costs, expenses, legal expenses, attorneys' fees, damages, loss of profits or any other costs incurred by Landlord as a result of Tenant's failure or inability to deliver possession of the Leased Premises to Landlord when required under this Lease.

          27.  ESTOPPEL CERTIFICATE/FINANCIAL STATEMENT. Within 10 days after
               ----------------------------------------
request therefor from Landlord, Tenant shall deliver, in recordable form, a certificate to any proposed Mortgage or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying (i) whether this Lease is in full force and effect and without modification, (ii) the amount of any prepaid rent and/or security deposit paid by Tenant to Landlord, (iii) whether Landlord has performed all of Landlord's obligations due to be performed under this Lease and/or whether there are any defenses, counterclaims, deductions, or offsets outstanding or other excuses for Tenant's performance under this Lease, (iv) whether or not the Term has commenced and Tenant has accepted possession of the Leased Premises, (v) the Commencement Date, (vi) the amount of Rent currently due and payable, and (vii) any other information reasonable requested by Landlord or such proposed Mortgage or purchaser. Tenant covenants and agrees that, at any time, within 30 days after notice and demand by Landlord, Tenant will furnish to Landlord Tenant's most recent financial statements as of the end of Tenant's last fiscal year certified by an independent certified public accountant or Tenant's chief financial officer, and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Project or of any interest in a Mortgage.

          28.  MISCELLANEOUS.
               -------------

               (a)  Amendment. This Lease may not be amended or modified except
                    ---------
in writing and signed by Landlord and Tenant.

               (b)  Notices. All notices required by this lease shall be in
                    -------
writing and shall be effective, if mailed, when mailed by certified mail, return receipt requested, or, if sent by messenger, when personally delivered, as follows (or to such other address designated by written notice thereof to the other given in accordance with the terms of this Section 28(b)):

          Notice to Landlord:                          Notice to Tenant:

          Laing Beaumeade, Inc.                        Equinix, Inc.
          c/o Laing Properties, Inc.                   [*]
          2401 Pennsylvania Avenue, N.W.               Suite C
          Washington, D.C. 20037-1730                  Ashburn Virginia 20147
          Attention: General Manager

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          With a copy to:                         With a copy to:

          Laing Beaumeade, Inc.                   Equinix, Inc.
          c/o Laing Properties, Inc.              901 Marshall Street
          5901-B Peachtree-Dunwoody Road          Redwood City, CA 94063
          Atlanta, Georgia 30328
          Attention:  General Counsel

               (c)  Binding Effect. Subject to the provision of Section 15
                    --------------
hereof and all other restrictions set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

               (d)  Limitation Of Landlord's Liability. Notwithstanding any
                    ----------------------------------
provision to the contrary contained herein, Tenant shall look solely to the estate and interest of Landlord in and to the land and the Building, and Landlord shall have no personal liability, in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises, shall be limited solely to such estate and interest of Landlord in as to the Land and the Building and that Landlord shall have no personal liability as provided above in this sentence. No properties or assets of Landlord other than the estate and interest of Landlord in and to the land and the Building, and no property owned by any partner of Landlord, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Leased Premises. Further, in no event whatsoever shall any partner in Landlord have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises.

               (e)  Accord And Satisfaction. No receipt and retention by
                    -----------------------
Landlord of any payment tendered by Tenant in connection with this Lease, or application of the Deposit, will give rise to, or support or constitute, and accord and satisfaction, notwithstanding any accompanying statement, instrument or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees in a separate writing to an accord and satisfaction.

               (f)  Severability. If any term or provision, or any portion
                    ------------
thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is legal, valid and enforceable.

               (g)  Waiver/Consent. No term, condition or provision of this
                    --------------
Lease shall be deemed waived, unless waived in writing by the party against whom such waiver is to be enforced. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval hereunder shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

               (h)  Time.  Time is of the essence hereof.
                    ----

               (i)  Applicable Law.  This License shall be construed according
                    --------------
to the laws of the Commonwealth of Virginia in which the Land is located.

               (j)  Anticipatory Repudiation. If, prior to the commencement of
                    ------------------------
the Term, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease and an Event of Default hereunder. In addition to any other remedies available to Landlord hereunder or at law or in equity or by statute or otherwise, Tenant shall pay in full for all tenant improvements constructed or installed within the Leased Premises as of the date of such breach and for materials ordered at Tenant's request for the Licensed Premises, attorneys' fees, brokerage fees, costs of reletting and loss of Rent.

               (k)  Entire Agreement. This Lease sets forth all the covenants,
                    ----------------
promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, Building, and Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as set forth herein.

               (l)  Waiver of Jury Trial. Landlord and Tenant each hereby waive
                    --------------------
trial by jury in any action, proceeding or counterclaim brought by either of them against the other, on any claim or matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Leased Premises and/or any claim of injury or damage.

               (m)  Captions. Any headings preceding the text of the several
                    --------
Sections or Subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect of this Lease.

               (n)  Force Majeure. In the event that Landlord shall be delayed,
                    -------------
hindered in or prevented from the performance of any act or obligation required hereunder by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or any utilities whatsoever, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, restrictive governmental laws, regulation, or orders (including, but not limited to, mandated changes in plans and specifications or the Landlord's Work resulting from changes in pertinent codes and regulations or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including, but not limited to, Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay.

               (o)  Surrender. Tenant agrees to yield up and surrender the
                    ---------
Leased Premises, at the expiration or earlier termination of this Lease, clean and neat, and in the same condition and repair in which they are required to be kept by Tenant throughout the Term, reasonable wear and tear excepted.

               (p)  Effect of Submission. The submission by Landlord to Tenant
                    --------------------
of this Lease shall not constitute a reservation of, or an option for, the leasing of the Leased Premises and this Lease shall have no binding force and effect unless and until executed by Landlord and Tenant and, if required pursuant to applicable loan documents, approved by any current Mortgagee.

               (q)  Recording. Tenant shall not record this Lease or a
                    ---------
memorandum or other notice thereof without the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), and Tenant's recording of this Lease or a memorandum or other notice hereof will be void and an Event of Default hereunder.

               (r)  Independent Covenants. Tenant's covenants to pay Rent, and
                    ---------------------
any other payments required of Tenant hereunder, are independent of all other covenants and agreements herein contained. All obligations of Landlord hereunder shall be construed as covenants, not as conditions.

               (s)  Brokers.  Landlord and Tenant represent and warrant to each
                    -------
other that, except as set forth below in this Section 28(s), neither has had any dealings, negotiations or consultations with respect to the Leased Premises or this transaction with any broker or other intermediary. In the event that any broker or other intermediary claims a commission or other compensation with respect to this transaction, the party alleged to have created the right to such commission or compensation shall be responsible for and will indemnify and save harmless the other party from and against any and all costs, fees, expenses (including, without limitation, reasonable attorneys' fees), liabilities and claims incurred or suffered by the other party as a result thereof. Landlord
                                                                    --------
hereby represents that in the event GSHH/LBG, LLC representing Landlord is
                                    -----------------------------------
entitled to a commission with respect to the transaction herein contemplated, Landlord shall be responsible for a reasonable commission pursuant to terms and
--------
conditions contained in separate agreements.

               (t)  Counterparts. This Lease may be executed in counterparts,
                    ------------
each of which shall constitute one and the same agreement.

               (u)  Hazardous Waste.  The term "Hazardous Substance," as used in
                    ---------------
this Lease, shall mean pollutants, petroleum, contaminants, infections, toxic or hazardous waste, asbestos, radioactive materials, polychlorinated biphenyls or any other substances, materials or debris, the removal of which is required or the use, handling, deposit, or storage of which is restricted, prohibited, regulated or penalized by any "Environmental Law", which term shall mean any federal, state or local law, statute, ordinance, rule, code, regulation or requirement directly or indirectly relating to pollution or protection of the environment. Except as consented to by Landlord pursuant to this Lease, Tenant hereby covenants and agrees, for itself, its agents, contractors, subtenants and employees, that (i) no activity will be conducted on all or any part of the Leased Premises or balance of the project that will produce or cause the release of any Hazardous Substances or otherwise violate or fail to comply with any Environmental Law; (ii) the Leased Premises and the balance of the Project will not be used in any manner for the storage (for any period of time whatsoever) of any Hazardous Substances; (iii) no portion of the Leased Premises or balance of the Project will be used as a landfill or a dump; (iv) no underground tanks of any type will be installed on the Lease Premises or the balance or the Project;
(v) no surface or subsurface conditions shall exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance on the Leased Premises or the balance of the Project; and (vi) no Hazardous Substances shall be brought onto or into the Leased Premises or balance of the Project. If any such Hazardous Substance is brought or found located in or on the Leased Premises, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws, by Tenant, at Tenant's sole cost and expense. If, at any time during or after the Term, the Leased Premises are found to be so contaminated or subject to said conditions, or if Tenant shall, by act or omission, breach any of its obligations under this
Section 28(u), an Event of Default shall exist. The provisions of this Section 28(u) shall survive the expiration or earlier termination of this Lease.

               (v)  Authority.  Tenant represents and warrants that the
                    ---------
individual executing this Lease on behalf of Tenant is authorized to execute and deliver this Lease; that Tenant is validly formed or organized and in good standing in the state of its incorporation or formation and authorized to transact business in the jurisdiction in which the Land is located; that Tenant has the power and authority to enter into this Lease; and that all action required to authorize Tenant to enter into this Lease has been taken. Upon receipt of Landlord's request, Tenant will provide Landlord with evidence satisfactory to Landlord confirming all of the above representations and warranties.

               (w)  Joint and Several.  In the event this Lease is executed by
                    -----------------
more than one party as Tenant, the liability of all such parties shall be deemed to be joint and several for all purposes hereunder.

               (x)  Transfer by Landlord.  In the event of any sale, transfer or
                    --------------------
other disposition of Landlord's interest in the Project, Landlord shall automatically and without any further act or instrument be released and relieved of and from any and all obligations and liabilities of Landlord occurring from and after the day of any such transfer and in such event Landlord's successor or transferee by accepting such sale, transfer or assignment shall thereby automatically assume and be liable for all obligations and liabilities of Landlord which accrue from and after such sale or transfer and Tenant agrees to look solely to such successor or transferee for the performance of any such duties and obligations and in satisfaction of all such obligations and liabilities under this Lease Agreement, notwithstanding that all pre-paid rent, pre-paid Common Area Maintenance fees and all Security Deposits are transferred to Landlord's successor or transferee.

                            (SIGNATURES TO FOLLOW)

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the date first above written.

                                   LANDLORD:


WITNESS:                           Laing Beaumeade, Inc.,
                                   a Georgia corporation



   [signature illegible]           By:    [signature illegible]   (SEAL)
-----------------------------         -----------------------------


                                   Its:  E.V.P.


                                   TENANT:


WITNESS:                           Equinix, Inc.
                                   a Delaware corporation



   [signature illegible]           By:    /s/ Jay S. Adelson      (SEAL)
-----------------------------         -----------------------------


                                   Its:  CTO

WITNESS:


   [signature illegible]           By:    /s/ Albert M. Avery     (SEAL)
-----------------------------         -----------------------------


                                   Its:  CEO

                                  EXHIBIT "A"

                        DESCRIPTION OF LEASED PREMISES
                        ------------------------------


                            [Graphic of Floor Plan]

                                  EXHIBIT "B"

                               LAND DESCRIPTION
                               ----------------


                               [Graphic of Land]

                                  EXHIBIT "C"
                               ANNUAL BASE RENT
                               ----------------

FROM                         TO             RENTAL RATE            MONTHLY                 ANNUALLY
Jan. 15, 1999         Jan. 31, 1999                $[*]               $[*]                    $[*]

Feb. 1, 1999          Jan. 31, 2000                $[*]               $[*]                    $[*]

Feb, 1, 2000          Jan. 31, 2001                $[*]               $[*]                    $[*]

Feb, 1, 2001          Jan. 31, 2002                $[*]               $[*]                    $[*]

Feb, 1, 2002          Jan. 31, 2003                $[*]               $[*]                    $[*]

Feb, 1, 2003          Jan. 31, 2004                $[*]               $[*]                    $[*]

Feb, 1, 2004          Jan. 31, 2005                $[*]               $[*]                    $[*]

Feb, 1, 2005          Jan. 31, 2006                $[*]               $[*]                    $[*]

Feb, 1, 2006          Jan. 31, 2007                $[*]               $[*]                    $[*]

Feb, 1, 2007          Jan. 31, 2008                $[*]               $[*]                    $[*]

Feb, 1, 2008          Jan. 31, 2009                $[*]               $[*]                    $[*]

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT "D"

                                WORK AGREEMENT
                                --------------

          THIS WORK AGREEMENT is entered into the 18th day of November 1998 by and between Laing Beaumeade, Inc. ("Landlord") and Equinix, Inc. ("Tenant"), and attached as Exhibit "D" to that certain Lease (the "Lease") of even date herewith, by and between Landlord and Tenant. All terms used in this Exhibit "D" shall have the same meanings set forth in the Lease except as otherwise defined herein.

     1.   Landlord's Work. It is hereby understood and acknowledged by the
          ---------------
parties hereto that Landlord is leasing the Leased Premises to Tenant in "as is" condition with all faults, and that Landlord has made no representations respecting the condition of the Leased Premises or the Project not expressly contained herein. Landlord shall have no obligation to perform any work in, or for the benefit of the Leased Premises except as follows:

          (a) At no cost to Tenant, Landlord shall supply building standard warehouse lighting and natural gas powered, ceiling mounted building standard warehouse heaters, (the "Landlord's Work").

     2.   Tenant's Work. Tenant hereby agrees to provide all work and materials
          -------------
for the construction and/or installations of all alterations and improvements in the Leased Premises (including interior construction, interior design, telecommunications cabling and installation, and other associated finishes and fixtures) required by Tenant for the operation of Tenant's business therein (the "Tenant's Work") in accordance with (a) the final plans and working drawings approved by Landlord, (b) all of the terms and conditions for making improvements and alterations as set forth in Paragraph 13 of the Lease, (c) the terms and conditions set forth in this Exhibit "D", and (d) all applicable codes, laws and regulations. As part of the Tenant's Work, Tenant, at Tenant's sole expense, shall install and maintain such fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and/or the underwriters of the insurance company(ies) insuring the Project. Tenant shall timely pay all expenses incurred by Tenant in connection with the Tenant's Work, whether such payments are due contractors, subcontractors or others.

     3.   Permits and Licenses. Tenant shall not commence the Tenant's Work
          --------------------
until Tenant has delivered to Landlord a building permit approved by the applicable governmental authorities. Tenant shall be responsible for obtaining all other necessary permits and licenses for the Tenant's Work and shall be responsible for the payment of all fees associated therewith. Tenant shall also be responsible for the performance of the Tenant's Work in accordance with all applicable Federal, state and county laws, ordinances, regulations, restrictions and codes (including, but not limited to, the Americans With Disabilities Act), and in accordance with the provisions of Paragraph 13 of the Lease.

     4.   Insurance.
          ---------

          (a) During the period commencing on the date Landlord tenders possession of the Leased Premises for construction of the Tenant's Work and continuing until the construction of the Tenant's Work is complete. Tenant shall carry and maintain at no expense to Landlord builder's completed value "all-risk" insurance, including collapse and transit coverage.

          (b) During the period commencing on the date Landlord tenders possession of the Leased Premises or construction of the Tenant's Work and continuing until the construction of the Tenant's Work is complete, Tenant shall require each contractor and subcontractor performing all or any portion of the Tenant's Work to carry and maintain or no expense to Landlord;

               (i) comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, Leased Premises-operations coverage, broad form property damage endorsement and independent contractor's protective liability coverage in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence provided that such coverage may be provided through an umbrella insurance policy affording comparable coverage, naming Landlord as an additional insured and other meeting the criteria set forth in Paragraph 10 of the Lease.

               (ii) worker's compensation or other similar insurance in the form and amounts required by law.

          (c) Certified copies of insurance policies or certificates of insurance for the foregoing coverage shall be delivered to Landlord prior to commencement of the Tenant's Work and, on renewal of such policies, not less than twenty (20) days before expiration of the term of the policy.

     5.  Temporary Utilities.
         -------------------

          (a) Tenant shall pay the costs of all utilities furnished to the Leased Premises during the period Tenant is performing the Tenant's Work.

          (b) Tenant, at its expense, may provide temporary telephone service to the Leased Premises during the period Tenant is performing the Tenant's Work.


     6.   Plans Approval; Schedule.
          ------------------------

          (a) It is agreed that Tenant will develop construction drawings and specifications for completion of the Tenant's Work to be performed in the Leased Premises. All such construction drawings and specifications are expressly subject to Landlord's written approval; however, notwithstanding any such approval by Landlord, Tenant shall be solely responsible for the content of the construction drawings and specifications (including compliance with all applicable laws, including, but not limited to, compliance with the Americans With Disabilities Act), and coordination of the construction drawings and specifications with base Project design. Tenant shall reimburse Landlord upon demand for the Landlord's reasonable out-of-pocket costs for review of Tenant's plans, drawings and specifications (including, but not limited to, the cost of review of mechanical, electrical and plumbing plans and review (if any) for compliance with applicable laws). Tenant, upon written notice from Landlord, shall immediately pay said costs to Landlord as Additional Rent under the Lease.

               (i) Tenant will deliver to Landlord, for Landlord's approval, Tenant's proposed construction schedule and a complete set of Tenant's preliminary construction drawings and specifications for the entire Leased Premises prepared by Tenant's architect. Such construction drawings and specifications shall set forth, among other things:

                      (A)  the location of equipment;

                      (B) the location and specification of telephone and other communication outlets;

                      (C) the location and specification of electrical outlets, especially those required to accommodate items such as computers and 220 volt equipment;

                      (D) the location of heat-producing machines, and specification of heat output (BTU/hour) and required operating conditions (maximum/minimum temperature, hours of operation);

                      (E) the location, manufacture, specifications and plans for any heating, air conditioning or ventilation units to be installed in the Leased Premises.

               (ii) Within seven (7) days after such delivery, Landlord shall deliver to Tenant in writing its approval of such construction drawings and specifications or changes to such construction drawings and specifications that will be required to obtain Landlord's approval.

               (iii) Within seven (7) days after delivery of Landlord's report containing required and/or suggested revisions to Tenant's preliminary construction drawings and specifications, Tenant shall deliver to Landlord Tenant's revised preliminary construction drawings and specifications containing the required revisions and such suggested revisions as Tenant chooses to incorporate, together with electrical and mechanical drawings prepared by a professional engineer.

               (iv) Within five (5) days after such delivery, Landlord shall deliver its confirmation that all required revisions have been made (if such is the fact) and its approval of the revised preliminary plans (or if all such revisions have not been made, Landlord shall, within said 5 day period, not if Tenant of any additional revisions which are required to obtain Landlord's approval, and Tenant shall then cause such additional revisions to be made within the time period specified in (iii) above). If within said 5 day period, the Landlord's required revisions are fully incorporated into the preliminary drawings, Landlord's approval of said revised preliminary drawings shall be considered as Landlord's final approval.

          (b) All construction drawings and specifications to be prepared by Tenant or on Tenant's behalf pursuant to this Exhibit "D" shall be prepared at Tenant's sole cost and expense.

          (c) Landlord reserves the right from time to time to require, without the consent or approval of Tenant, that Tenant modify, amend or change the Tenant's final construction drawings and specifications as may be necessary to comply with any applicable law or regulation of any governmental authority or insurance board.

          (d) Upon completion of the Tenant's Work, Tenant shall deliver to Landlord one (1) complete Mylar film or "blue-line" set of "as-built" plans for the Tenant's Work, and a copy of the Tenant's permanent certificate of occupancy for the Leased Premises.

     7.   Coordination of Tenant's Work. Tenant shall, upon the execution of the
          -----------------------------
Lease, designate in writing to Landlord the individual ("Tenant's Agent") having authority to approve plans and specifications on Tenant's behalf and to authorize changes or additions to work during construction. Authorization by Tenant's Agent shall be deemed to be authorization by Tenant.

     8.   Performance of Tenant's Work.
          ----------------------------

          (a) Tenant agrees to complete at Tenant's sole cost and expense all work to the Leased Premises as shown on the Tenant's final construction plans and specifications and all other work necessary to complete the Leased Premises for Tenant's occupancy.

          (b) All materials used in the performance of the Tenant's Work shall be of top quality and in new condition. All systems shall be in good working order when completed. All equipment installed shall be Underwriter's Laboratory approved and be covered by a standard manufacturers and installation warranties, and Tenant shall perform, or cause its contractor to perform, all of the Tenant's Work in a good and workmanlike manner and in compliance with all applicable codes, laws and regulations.

          (c) Subject to the provisions of paragraph 4(c) herein, Tenant shall have the right to select its own contractors and subcontractors (subject to Landlord's consent over such contractors and subcontractors, which consent shall not be unreasonably withheld, conditioned or delayed) to perform any work in the Leased Premises, provided that:

               (i) the contractors employed in connection with the Tenant's Work shall be licensed, bonded and reputable contractors, and shall comply with any applicable law and reasonable work rules and regulations established by Landlord from time to time for all work in the Leased Premises (including, but not limited to those set forth herein in paragraph 10 of this Exhibit "D");

               (ii) in Landlord's reasonable judgement, such work or the identities or presence of such contractors or their subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with construction progress of or delay in completion of other work in the Building or in any other project then under construction by Landlord, or in any manner impair any guarantee or warranty from Landlord's contractor or its subcontractors, or conflict with any labor agreements applicable to the construction of the Project by Landlord; and

               (iii) each such contractor and subcontractor, and the nature and extent of the work to be performed by it, shall be approved by Landlord (but such approval shall not relieve Tenant of its responsibility to comply with the applicable provisions of this Exhibit nor constitute a waiver by Landlord of any of its rights under the Lease). Tenant shall be responsible for negotiating all fees with Tenant's permitted contractors and subcontractors, irrespective of whether Tenant employs Landlord's contractor another contractor or subcontractor.

               (d) Tenant shall defend, indemnify and hold harmless Landlord and its property and asset managers and their respective agents, employees, officers and partners, harmless from and against any claim, demand, loss, damage, cost, liability, suit, or expense, whether occurring incurred or arising before or after the Lease Commencement Date, arising from or out of or in connection with, the performance of the Tenant's Work, and, without limiting the foregoing. Landlord shall have the right to offset against the Tenant Allowance (as defined below) any monies incurred, payable or paid by or on behalf of Landlord with respect to which Landlord is entitled to be indemnified, or may invoice the same as Additional Rent pursuant to the Lease and payable upon demand from Landlord.

     9.   Construction Rules. Tenant hereby agrees that, with respect to any all
          ------------------
Tenant's Work, Tenant and each of Tenant's contractors, subcontractors, suppliers, laborers and others performing all or any portion of the Tenant's Work shall comply with the rules and regulations listed in Exhibit "H" attached hereto.

                                  EXHIBIT "E"
                                  ----------

                             RULES AND REGULATIONS
                             ---------------------

          The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building.

          Landlord may waive the compliance by a tenant to any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rules or regulations in the future unless expressly consented to by Landlord and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord.

          Landlord shall not be responsible to any tenant for the non-observance or violation of or by any other tenant of any of these rules and regulations at any time.

          1. The Common Areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises except as provided herein. Landlord shall have the right to control and operate the Common Areas, except those areas as defined in Exhibit A of the Lease, in such manner as Landlord, in Landlord's sole discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of Common Areas.

          2. No awning, antennas, or other projections shall be attached to the outside walls of the Building, except as provided herein.

          3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules or other Common Areas of the Building without the prior written consent of Landlord.

          4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints cleaning fluids or other substances shall be thrown or placed therein. Without limiting any of the provisions of the Lease which this Exhibit C forms a part of and the rights and remedies of Landlord thereunder, all damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

          5. There shall be no marking, painting, drilling into or other forms(s) of defacing of any part of the Project (exclusive of the Leased Premises) or of any part of the Leased Premises visible from the Common Areas. Tenant shall not construct, maintain, use or operate within the Leased Premises any electrical devices, wiring, or apparatus in connection with a loud speaker system or other sound systems, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Leased Premises.

          6. No bicycles, vehicles, animals, birds, or pets of any kind shall be brought into or kept in or about the Leased Premises. No cooking (except for hot-plate cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by Tenant on the Leased Premised. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate of originate from the Leased Premises. Tenant shall be obligated to maintain sanitary conditions in any area approved by Landlord for food preparation and consumption.

          7. Other than expressly permitted under the Lease, no spaced in the Building shall be used for the manufacturing of goods, merchandise, or other property, or for the sale or auction of merchandise, goods, or property of any king. The office area of the Leased Premises may be used only for office use.

          8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building for neighboring buildings or premises or those having business with them whether by the use of any mechanical instrument, radio, talking machines, tape machine, unmusical noise, other sound or sound system or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs. In addition, Tenant shall not permit any vibrations from the operation of Tenant's machines, fixtures, mechanical equipment or otherwise to exist to any degree or extent as to be objectionable to Landlord or any other tenant(s) in the Building.

          9. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into, or kept or generated upon, the Leased Premises or balance of the Project, except for materials defined by the Federal Code of Regulations for consumer products with packaging as defined under Department of Transportation Packaging Regulations CFR - 49, paragraph 171-100, except as provided herein.

          10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall and changes be made in the existing locks or mechanisms thereof, except as provided herein. The doors leading to the Common Areas shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination or expiration of its tenancy, restore to the Landlord all keys of or to offices, storage, toilet rooms, or with respects to any and all other portions of the Leased Premises or Building, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

          11. Tenant shall not pay any employees on the Leased Premises, except those actually working for Tenant on the Leased Premises.

          12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to any Building management, security guard on duty, or security system monitor. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

          13. The Leased Premises shall not, at any time, be used for lodging or sleeping or any immoral or illegal purpose.

          14. Tenant, before closing and leaving the Leased Premises at any time, shall see that all windows are closed and all lights are turned off.

          15. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to the applicable tenant (and paid with the next installation of Base Rent) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and such tenant.

          16. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          17. There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and each tenant shall be responsible to Landlord for any loss or damage result from any deliveries of such tenant to the Building. All material handling equipment used on the concrete warehouse floor shall have rubber tires.

          18. Mats, trash, or other objects shall not be placed in the Common Areas. All trash shall be disposed of in a manner acceptable to Landlord.

          19. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Building, or on any other portion of the Project, without the prior written consent of the Landlord and the Beaumeade Owners
                                                          ----------------
Association Architectural Review Committee. In the event of the violation of the
-----------
foregoing by any tenant, Landlord may charge the expense incurred by such removal to the tenant responsible for such violation.

20. INTENTIONALLY DELETED.

          21. Tenant acknowledges and agrees that all company, non-company, customer, contractor, and vendor trucks including but not limited to tractors trailers, wheeled containers of any type, tractor cabs, cube and straight bed trucks shall park only at the rear of, immediately adjacent to and in alignment with the Tenant's Leased Premises. Such parking shall not infringe upon neighboring tenant's dock and loading areas. All parked vehicles shall be removed from the truck court no less than every ten

(10) days. In no event and at no time whatsoever shall Tenant's un-used vehicles remain parked in the truck court, parking lots, or adjacent to the Building in excess of ten (10) days. All non-wheeled containers, regardless of size, shall be stored inside the Leased Premises. Tenant acknowledges and agrees that parking in the front of Building shall be in common with other tenants and shall be used only for employee, visitor and customer automobiles, pick-up trucks, passenger vans, and motorcycles. In no event and at no time whatsoever shall Tenant's parking of vehicles encroach upon the Project's Fire Lane(s). In no event and at no time whatsoever shall Tenant's parking of vehicles include boats, recreational vehicles, aircraft, trailers, cranes, campers, tents, or any other vehicle or storage device which is not approved in writing, in advance by Landlord.

                                  EXHIBIT "F"
                             SPECIAL STIPULATIONS

1.   RENEWAL OPTION

     A. Tenant shall have the right to renew this Lease for three (3) additional terms of five (5) years each commencing on February 1, 2010, February 1, 2015 and February 1, 2020 (hereinafter referred to as the "Renewal Lease Term"). Said right to renewal shall be subject, however, to the following conditions precedent:

          1. Tenant shall give Landlord written notice of its exercise of each such renewal option at least one hundred eighty (180) days prior to the expiration of the Term and each Renewal Lease Term: and

          2. Tenant shall not be in material default in performance of or with respect to any of the terms, covenants, and conditions of the Lease.

     B. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each Renewal Lease Term, except that Annual Base Rent shall be adjusted at the commencement of each Renewal Lease Term to the greater of the then prevailing market rate for renewing tenants in similar buildings in Ashburn, Virginia as defined by independent, third party industrial/warehouse real estate broker licensed and in good standing in the Commonwealth of Virginia or 103% of the base rental for the month prior to the expiration of the term or the expiration of the Renewal Lease Term.

2.   ENVIRONMENTAL MATTERS

     A. Tenant covenants that it will not cause or permit, knowingly, and Hazardous Wastes to be brought upon, disposed on or stored in or on the Premises or any Hazardous Material to be released in, on or about the Premises and that it will comply with any and all applicable laws, ordinance, rules regulations and requirements respecting the presence, use or release of Hazardous Materials in, on or about the Premises, unless otherwise set forth herein.

     B. Tenant covenants that it will immediately notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (b) third party claims; (c) regulatory actions: and/or (d) contamination of the Premises.

     C. Tenant shall, at Tenant's expense, investigate, monitor, re-mediate, and/or clean up any Hazardous Material, Hazardous Waste, or other environmental condition on, about, or under the Premises required as a result of Tenant's use of Hazardous Material or occupancy of the Premises.

     D. Tenant covenants that it shall keep the Premises free of any lien imposed pursuant to any Environmental Laws.

     E. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgements, damages, penalties, fines, costs (including without limitation, actual and reasonable attorney's fees and court costs), liabilities or losses (collectively, the "Tenant Indemnified Claims") resulting from (i) the presence of Hazardous Wastes in or about the Premises (other than Hazardous Wastes present as of the date of this Lease which are covered by Landlord's indemnity in subparagraph (F) below) or the release of Hazardous Materials in, on or about the Premises on or after the date of this Lease, except to the extent that the Tenant Indemnified Claims are caused by Landlord, its agents, employees or contractors, and (ii) any Hazardous Waste placed or any Hazardous Substances released elsewhere in Laing at Beaumeade by Tenant, its agents, invitees, employees and contractors.

     F. Landlord shall indemnify, defined and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, actual and reasonable attorney's fees and court costs), liabilities or losses (collectively, the "Landlord Indemnified Claims") resulting from the presence of Hazardous Wastes in or on the Premises as of the date of this Lease or the release of Hazardous Materials in or on the Premises as of the date of this Lease or the release of Hazardous Materials in or on the Premises prior to the date of this Lease, except to the extent that the Landlord Indemnified Claims are caused by Tenant, its agents, employees, invitees or contractors.

     G. The provisions of this Special Stipulation "3" shall survive the expiration or termination of this Lease.

     H. Landlord represents that, to the knowledge of this individual(s) executing this Lease on behalf of Landlord, no "Hazardous Waste", as said term defined in the Resource Conversation and Response Act, as amended 42 U.S.C. (S)6901 et. seq. ("RCRA"), has been brought upon, disposed or stored in or on the premises, and no hazardous material as hereinafter defined has been released in or on the Premises.

     I. For the purpose of this Lease, the term "Hazardous Material", is defined to include those matters described in the Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. (S)6901 et. seq. (CERCLA"). As used herein the term "Hazardous Materials" shall also mean (1) asbestos, or any substance containing asbestos;
          (2)
          polychlorinated biphenyls; (3) lead; (4) radon; (5) pesticides; (6) petroleum or any other substances containing hydrocarbons; (7) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (8) any other substance, material or waste which, (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

     J. For purposes of this Lease, Environmental Laws shall mean; any and all federal, state and local laws, statues, codes, ordinances, regulations, rules or other requirements to human health or safety or the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Waste or Hazardous Materials, all as amended or modified from time to time.

3. LANDLORD'S CONSTRUCTION CRITERIA. Tenant is granted the right to select and authorize a general contractor, (hereinafter referred to as "Tenant's Contractor") to construct any improvements to the Premises, subject to the provisions contained in Exhibit "H" (hereinafter referred to as "Construction Criteria"), attached hereto and hereby incorporated herein. All costs associated with any contemplated improvements to Premises by Tenant shall be the sole responsibility of Tenant.

4. RIGHT OF FIRST OFFER. During the Term of the Lease and each Renewal Lease Term, the Tenant shall have a one time right of first offer to lease contiguous space (hereinafter referred to as the "Expansion Premises", illustrated in Attachment "A", attached hereto and hereby incorporated herein) prior to the Expansion Premises being leased to a third party, on the same terms and conditions then in effect under the Lease, expect as follows:

     (d) the term of the Expansion Premises shall be for a minimum of thirty six (36) months. In the event Tenant elects to exercise the right of first offer, the lease term for the Leased Premises shall be extended so as to expire co-terminus with the Expansion Premises space.

     (e) the rent for the Expansion Premises shall be equal to the annual cost per square foot currently in effect for the Leased Premises at the date of occupancy and shall adjust annually as stated in Exhibit "C" of the Lease and Paragraph One above.

     (f)  the Expansion Premises shall be leased in "as is" condition.

     (g) Tenant shall pay One Hundred Percent (100%) of all costs incurred with preparing the Expansion Premises for Tenant's occupancy.

Landlord shall notify Tenant when the Expansion Premises are available to be leased. Tenant shall then have ten (10) days in which to notify Landlord in writing exercising Tenant's right to lease the Expansion Premises on the terms described above. If Tenant exercises the right to lease the Expansion Premises, said lease shall commence the earlier of ninety (90) days after Tenant's notice exercising the right, or the date the Expansion Premises is available for lease. After Tenant validly exercises the right of first offer provided herein, the parties shall execute a lease expansion agreement for the Expansion Premises using the Landlord's standard document.

The foregoing right of first offer shall apply only with respect to the Expansion Premises and may not be exercised with respect to any other space. If Tenant shall fall to exercise such right of first offer after notice by Landlord as provided herein, Landlord may freely lease the Expansion Premises and the foregoing right of first offer shall be of no further force or effect. In the event Landlord falls to lease the Expansion Premises to a third party within one hundred eighty (180) days from receipt of Tenant's notice to not exercise its right of first offer, Tenant's right of first offer shall be re-instated based on the same terms and conditions as previously agreed to. The foregoing right of first offer shall be subject and subordinate to any other rights of tenants to lease the Expansion Premises, if such rights have already been granted prior to the date of this Lease.

If Tenant shall exercise the right of first offer granted herein, Landlord does not guarantee that the Expansion Premises will be available on the commencement date for the lease thereof for any reason beyond Landlord's reasonable control. In such event, Rent with respect to the Expansion Premises shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse.

Tenant's exercise of such right of first offer shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The right of first offer shall, at Landlord's election, be null and void, if Tenant is in default under the lease on the date the Tenant exercises its rights hereunder or at anytime thereafter, and prior to the commencement of the Lease for the Expansion Premises. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased the Premises, then immediately upon such termination or sublease, the right of first offer herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the subtenant under a sublease of the Premises have any right to exercise the right of first offer granted herein unless such subtenant is a wholly owned subsidiary of Tenant. Tenant agrees that time in giving notices hereunder is of the essence of this provision.

5. RIGHT OF FIRST OFFER TO LEASE SPACE IN FUTURE BUILDING. Provided the Lease is not in default and Landlord elects to develop, construct and lease to the general public a fifth building immediately adjacent to [*], Ashburn, Virginia, Tenant shall have a one time right of first offer to lease 10,000 or more square feet in the proposed building (hereinafter referred to as the

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "Future Premises", illustrated in Attachment "B", attached hereto and hereby incorporated herein) prior to the building being offered to lease to the general public on the same terms and conditions then in effect under the Lease, except as follows:

     (a) the term of the Lease for the Future Premises shall be for a minimum of sixty (60) months. In the event Tenant elects to exercise the right of first offer, the lease term for the Leased Premises shall be extended so as to expire co-terminus with the Expansion Premises space. In the event the Tenant elects to exercise the right of first offer to lease the entire Future Premises, the lease term for the Leased premises shall be terminated so as to expire with Tenant's occupancy of the Future Premises.

     (b) the rent for the Future Premises shall be equal to the annual cost per square foot currently in effect for like warehouse buildings in the Ashburn, Virginia sub-market at the date of occupancy and shall adjust annually.

     (c)  the Future Premises shall be leased in "as is" condition.

     (d) Tenant shall pay One Hundred Percent (100%) of all costs incurred with preparing the Future Premises for Tenant's occupancy.

Landlord shall notify Tenant seven (7) months in advance of when the Future Premises are available to be leased. Tenant shall then have thirty (30) days in which to notify Landlord in writing exercising Tenant's right to lease the Future Premises on the terms described above. If Tenant exercises the right to lease the Future Premises, said lease shall commence on the date the Future Premises is available for lease. After Tenant validly exercises the right of first offer provided herein, the parties shall execute a lease agreement for the Future Premises. After Tenant validly exercised the right of first offer provided herein, Tenant shall have the option to participate in the design, planning, and construction of the portion of the Future Premises which Tenant leases in order to prepare the leased premises for installation of Tenant's equipment. Under no circumstances whatsoever shall Tenant's participation interfere with Landlord's ability to design, plan and construct the Future Premises for lease to the general public.

The foregoing right of first offer shall apply only with respect to the Future Premises and may not be exercised with respect to any other space. If Tenant shall fail to exercise such right of first offer after notice by Landlord as provided herein, Landlord may freely lease the Future Premises and the foregoing right of first offer shall be of no further force or affect. The foregoing right of first offer shall be subject and subordinate to any other rights of tenants to lease the Future Premises, if such rights have already been granted prior to the date of this Lease.

If Tenant shall exercise the right of first offer granted herein, Landlord does not guarantee that the Future Premises will be available on the commencement date for the lease thereof for any reason beyond Landlord's reasonable control. In such event, Rent with respect to the Future Premises shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse.

Tenant's exercise of such right of first offer shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The right of first offer shall, at Landlord's election, be null and void, if Tenant is in default under the lease on the date the Tenant exercises its rights hereunder or at any time thereafter, and prior to the commencement of the Lease for the Future Premises. If the Lease or Tenant's right to possession of the Leased Premises shall terminate in any manner whatsoever before Tenant shall exercised the right herein provided, or if Tenant shall have subleased the Leased Premises, then immediately upon such termination or sublease, the right of first offer herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the subtenant under a sublease of the Leased Premises have any right to exercise the right of first offer granted herein. Tenant agrees that time in giving notices hereunder is of the essence of this provision.

                                  EXHIBIT "G"

                            ROOF LICENSE AGREEMENT


          THIS AGREEMENT made as of this 18/th/ day of November, 1998 between
                                         -----        --------------
Laing Beaumeade, Inc. ("Licensor") and Equinix, Inc. ("Licensee"), having an
---------------------                  -------------
address at [*], Suite C, Ashburn, Virginia  20147.
           --------------------------------------

          1. Premises and Duration. Licensor hereby grants to Licensee a license, subject to the terms and conditions herein set forth, to use certain premises shown on the drawing attached hereto as Exhibit A ("Roof Premises") located on the roof ("Roof") of the building known as Laing at Beaumeade ("Building") located at
                                 ------------------
               [*], Ashburn, Virginia 20147 for the purposes described in
               ----------------------------
               paragraph 4. below. The term of the license (the "Term") shall commence on [*] ("Commencement Date") and terminate on
                           ---
               January 31, 2009 ("Termination Date") unless terminated prior
               ----------------
               thereto as hereinafter provided.

          2. Rent. On or before the first day of each month of the Term, Licensee shall pay Licensor Base Rent in the amount of [*]
                                                                      ---
               Dollars ($[*]). Base Rent shall be prorated for any partial
                         ---
               month at the rate of 1/30/th/ of the monthly amount. Base Rent shall be subject to Base Rent Escalations, as described in Paragraph 5. In addition to Base Rent, Licensee shall pay for electricity consumed in the Roof Premises, as described in Paragraph 22.

          3. Security Deposit. Upon its execution of this Agreement, Licensee shall pay the amount of [*] Dollars $[*] ("Security Deposit") to Licensor.

          4. Use. Licensee shall use the Roof Premises for the installation, maintenance, use and removal of the following items (the "Items"): any and all antenna, transmit and/or receiving
                         ----------------------------------------------
               equipment, cabling and appurtenances as necessary to utilize roof
               -----------------------------------------------------------------
               space for Licensee's intended use, and for no other purpose.
               ---------------------------------
               Licensee shall not use the Roof Premises or the Items so as to interfere in any way with the ability of other occupants of the Building or occupants of other buildings to receive radio, television, telephone, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use by Licensor or such occupants of electric, electronic or other facilities, equipment, appliances, personal property and fixtures, nor so as to interfere in any way with the use of any antennae, satellite dishes or other electronic or electric equipment or facilities

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

               currently or hereafter located on the Roof or any other floor or area of the Building or other buildings. Licensee shall not use the Premises in any way so as to increase Licensor's insurance payments, and at Licensor's option shall pay such increases. The location of the Items within the Premises shall be subject to Landlord's advance written approval.

          5. Indemnity and Insurance. Licensee shall indemnify, defend and save harmless Licensor and its partners, trustees, beneficiaries, directors, officers, employees, affiliates and agents ("Indemnitees") from and against any and all claims and/or liability resulting from any act or omission of Licensee and/or Licensee's installation (including without limitation, damage cause by over stress), use, maintenance or removal of the items or use of the Roof Premises or Building. It is understood and agreed that all items kept, stored or maintained on the Roof Premises shall be so kept, stored or maintained at the sole risk of Licensee. Licensee shall notify its insurance carriers of this License Agreement and shall obtain any additional coverage or increase its policy limits as necessary to fully cover any loss relating to the Items, or Licensee's installation, use, maintenance or removal of the Items, or use of the Roof Premises. Licensee hereby waives all rights of subrogation of its insurers with respect to claims against the Indemnitees. Tenant shall maintain comprehensive general liability insurance with at least $2,000,000 combined single limit per occurrence, with the Indemnitees as additional insureds, workers compensation coverage in statutory amounts, and employer's liability insurance of at least $500,000 per occurrence.

          6. Access to Premises. Licensor shall permit Licensee reasonable access to the Roof Premises for the purposes permitted hereunder, during normal business hours at the Building upon reasonable advance notice and scheduling through Licensor's management and security personnel. Access after normal business hours may be granted by Licensor in its sole discretion and for such reasonable charges as Licensor shall impose. Licensor reserves the right to enter the Roof Premises, without notice, at any time for the purpose of inspecting the same, or of making repairs, additions, or alterations to the Building, and to exhibit the Roof Premises to prospective tenants, purchasers, or others, or for any other reason not inconsistent with Licensee's right hereunder. In connection with exercising such rights, Licensor may, if reasonably necessary temporarily disconnect and/or move the Items without liability to Licensee. The exercise by Licensor of any of its rights under this Paragraph shall not be deemed an eviction or disturbance of Licensee's use of the Roof Premises.

          7. Installation, Use, Alterations and Removal. Licensee shall not install the Items, or thereafter make any alterations, additions or improvements to the Roof Premises or the Items without Licensor's prior written consent. Licensee acknowledges that it has inspected the Roof Premises and agrees to accept the same "as is". Licensor shall approve or reject the proposed installation of the Items within a reasonable time after Licensee submits (1) plans and specifications for the installation of the Items, (2) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Licensee will obtain at its own expense, and (3) a certificate of insurance evidencing the coverage required herein. Licensor may withhold approval if the installation or operation of the Items may damage the structural integrity of the Building, interfere with any service provided by Licensor or any occupant, reduce the amount of leasable space in the Building, detract from the appearance of the Building, or for any other reasonable ground. Licensor may require that any installation or other work be done under the supervision of Licensor'' employees or agents, and in a manner so as to avoid damage to the Building. Upon termination of this Agreement, by expiration or otherwise, Licensee shall disconnect and remove the Items and fully repair and restore the Roof Premises to the same or a better condition that prior to this Agreement, ordinary wear and tear, and damage from fire or other casualty not the fault of Licensee excepted. Licensee shall promptly and properly repair during the Term and upon termination of this Agreement any roof leaks or other damage or injury to the Roof, the Building or the Roof Premises caused by Licensee's use of the Roof Premises or its installation, use, maintenance or removal of the Items. If Licensee does not immediately repair any such leaks, damage or injury or does not remove the Items when so required, Licensee hereby authorizes Licensor to make such repairs or remove and dispose of the Items and charge Licensee for all costs and expenses incurred in doing so. Licensor shall not be liable for any property so disposed of or removed by Licensor.

          8. Assignment and Sublicensing. Licensee shall not, by operation of law or otherwise, assign or otherwise transfer or encumber this License or the rights granted hereunder, or sublicense the whole or any part of the Roof Premises. Licensee may not let any other party tie into or use the Items or the Roof Premises, and Licensee may not transmit or distribute signals through the Items to any parties not affiliated with Licensee. Any such transfer without Licensor's consent shall at Licensor's option be null, void and of no effect. If Licensee desires to assign or sublicense, Licensor may consent to the same in its absolute discretion and upon such terms and conditions as Licensor may impose. In the alternative,

               Licensor may elect to terminate this Agreement, by written notice to Licensee within thirty (30) days after receiving Licensee's request for approval. Notwithstanding anything to the contrary in this Paragraph 8, Licensee may, without Landlord's prior consent and without Landlord's participation in any proceeds, sublet the Roof Premises or assign the license agreement to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Licensee; (ii) a successor corporation related to Licensee, by merger, consolidation, non bankruptcy reorganization, or governmental action; or (iii) a purchaser of substantially all of Licensee's assets located in the Roof Premises. For the purpose of this License Agreement, sale of Licensee's capital stock through any public exchange shall not be deemed an assignment, subletting or any other transfer of the License Agreement or the Roof Premises.

          9. License. The interest herein created is a license and no leasehold or tenancy is intended to be or shall be created hereby. Licensor, at its sole option may require Licensee to terminate operation of the Items, if Licensee or the Items is causing physical damage to the Building, if Licensee or the Items is disturbing or annoying any other occupant of the Building, or if Licensee defaults in any other way under this Agreement.

          10. Entire and Binding Agreement. This Agreement contains all of the agreements between the parties relating to the Roof Premises and Items, and may not be modified in any manner other than by agreement, in writing, signed by both parties. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon Licensor, Licensee and their successors and assigns, except as provided herein.

          11. Heavy Objects. Licensee shall not bring into or install in the Roof Premises any objects, including the Items contemplated hereunder, the weight of which, singularly or in the aggregate, would exceed the maximum safe load per square foot of the Roof Premises. Licensee shall engage and cause a licensed and qualified engineer to certify the same to Licensor before Licensee shall install, affix or place the Items upon the Roof Premises.

          12. Applicable Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

          13. Execution and Delivery. The submission of this Agreement for examination or execution does not constitute an offer or reservation of any option for the Roof Premises, and this

               Agreement shall become effective only upon execution and delivery thereof by both parties.

          14. Defaults. In addition to any other specified herein, it shall be a default hereunder if Licensee vacates or abandons the Items or the Roof Premises for more than ten (10) consecutive days. In the event of any default which is not cured within five (5) days after written notice by Licensor, Licensor shall have the right to terminate this Agreement and recover the possession of the Roof Premises through peaceful self-help, forcible detainer proceedings or any other lawful means, and to recover all damages and losses sustained as a result of such default and termination of this Agreement, including without limitation loss of Rent that would otherwise be received hereunder. In the event of default, Licensor shall also have the right to discontinue providing electricity to the Roof Premises. In the event of any litigation between the parties, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs as part of the judgment.

          15.  Recording.  Licensee shall not record this Agreement.

          16. Lease. Any default under this Agreement shall be a default under the Lease, and any default under the Lease shall be a default under this Agreement.

         EXHIBIT A TO EXHIBIT G, ROOF LICENSE AGREEMENT OF LEASE DATED NOVEMBER 18, 1998 BETWEEN LAING BEAUMEADE, INC. AND EQUINIX,
                     INC. SHOWING ROOF AREA CROSS HATCHED


                            [Graphic of Roof Area]

                                  EXHIBIT "H"

                             CONSTRUCTION CRITERIA
     I.   REQUIREMENTS FOR TENANT PERFORMANCE OF TENANT CONSTRUCTION

1. Proposed plans/scope of work shall be submitted to Landlord for review and approval prior to commencement of work.

2. Tenant's selection of Contractors shall meet Landlord's approval criteria.

3. Tenant's Contractors shall comply with Landlord's rules for working on the property.

4. At completion of work, Tenant shall furnish Landlord with the following:

          a) lien waivers, in a form satisfactory to Landlord, certifying that Contractors have been paid in full for work completed.

          b)  a copy of the "Occupancy Permit" from Loudoun County, Virginia.

II.       APPROVAL CRITERIA FOR TENANT CONTRACTORS

1. Must have been in business a minimum of three (3) years operating under the same name.

2.        Must have a substantial history of successful Tenant work.

3. Must have a history of performance of Tenant work quality equal to that proposed for the building.

4.        Must have a good credit history and be financially sound.

5. Must meet Landlord's insurance requirements and supply Landlord with appropriate Certificates of Insurance.

6. Tenant's Contractor must comply with the rules for operating on the property.

III.      CONTRACTOR'S INSURANCE REQUIREMENTS

1. Prior to execution of contract agreements and commencing of work, all Tenant Contractors shall provide to Landlord a Certificate of Insurance indicating the following coverage and limits, and providing for a Thirty
     (30) Day Notice of Cancellation to Landlord of the stated policies or changes to coverage or limits.

2. Minimum Required Coverage and Limits:

     A.   Comprehensive General Liability

          Minimum $500,000 combined single limit. (B.1. and P.D. combined).

     B.   Comprehensive Automobile Liability

          Minimum $500,000 combined single limit.

     C.   Umbrella Liability

          Minimum $1,000,000 combined single limit.

     D.   Worker's Compensation

          Statutory for the Commonwealth of Virginia and domicile of the Subcontractor.

     E.   Employer's Liability

          $100,000

     III. Public Liability Insurance shall be provided on the basis described below:

     A.   Comprehensive Automobile Liability Insurance
          --------------------------------------------

     1.   All owned or licensed vehicles.

     2.   All hired vehicles.

     B.   Comprehensive General Automobile Liability Insurance
          ----------------------------------------------------

          1.   Premises - Operations Liability

          2.   Independent Contractor's Protective Liability

          3.   Products and Completed Operations Liability

          4.   Personal Injury Coverage (employee exclusion eliminated)

          5.   "X, C, and U" Hazards

          6.   Broad Form Property Damage

          7.   Contractual Insurance

IV.       SPECIAL CONDITIONS - LOW-RISE BUILDINGS

          1. Clean-up of construction areas is to be performed on a daily basis. Public areas are to be kept clean at all times. Outside areas are to be kept clean at all times including the sweeping and hosing down of asphalt and walkways after deliveries.

          2. Construction work of a loud nature, such as concrete coring or hammer drilling, is strictly prohibited during the weekday hours of 8:00 a.m. to 6:00 p.m. Screw guns are not to be used on demising walls during these hours as well.

          3. Any welding and/or use of cutting torches shall be performed in strict adherence of OSHA Standards. This work shall only be performed in the presence of a Tenant Construction Management representative or Tenant's General Contractor Site Supervisor. A fire extinguisher shall be readily accessible in case of fire. Fireproof blankets are to be placed over combustibles in the area.

          4. All construction employees are to park away from buildings so as not to interfere with tenant parking. No parking in visitors, maintenance, or handicapped spaces will be permitted.

          5. If construction workers use utility sinks for clean-up, they are to clean the sink after usage. Use of toilet vanities for cleaning tools is prohibited. Do not use the utility sinks for the disposal of paint or sheet rock mud. Parking lot catch basins are not to be used for disposal of any cementatious waste, paint, sheet rock mud, etc.

          6.   No dumping of any kind is permitted on the development grounds.

          7. Do not leave drink cans, bottles, etc sitting in the window sills. Put them in trash containers.

          8. Raise blinds in the construction areas prior to commencement of work. Return to down position and clean upon completion.

          9.   Construction workers are to be fully clothed at all times.

          10. No blaring radios are allowed. Definition of blaring shall be determined by the Tenant Coordinator and/or the Property Manager.

          11.  Contractor shall furnish his own cleaning equipment and supplies.

          12.  No equipment or materials shall be left sitting in public areas.

          13. Tenant Coordinating Contractor shall furnish a portable toilet for the use of tenant construction personnel. Personnel are not to use the toilets of existing tenants.

          14. Tenant construction personnel are prohibited from using the phones of existing tenants.

          15. Tenant construction personnel are to use rear doors of suite being constructed and under no circumstances is the front door to be used. Front door is to be kept locked at all times.

          16. When demolition of an existing space occurs, the electrical contractor is responsible for removing all old phone lines and equipment. Care is to be taken to avoid removing lines for other tenants that may be in use. This cost is to be included in the contractor's bids.

          17.  Utility Interruption Procedures
               -------------------------------

               Contractor or Subcontractor, its employees, and assigns shall NOT
                                                                             ---
               disrupt any building or tenant utility, including but not limited to electrical, water, gas, telephone, sewer and elevator service, during the hours of 7:30 a.m. and 5:30 p.m. without the prior written approval of Laing Properties, Inc. Additionally, Contractor or Subcontractor must give Laing Properties, Inc. twenty-four (24) hours verbal notice of any building or tenant utility disruption to occur between the hour of 5:30 p.m. and 7:30 a.m.

          18.  Site Excavation Procedures
               --------------------------

               Any Contractor or Subcontractor planning to perform excavation work on a Laing Properties project MUST arrange to have all utilities located by the appropriate agency as well as arranging with Laing Properties to locate Laing's underground structures, including but not limited to irrigation, communication and power lines, prior to starting excavation. Written authorization just be obtained from Laing Properties after all subsurface structures are located and prior to starting excavation.

          19.  Liquidated Damage Clause - Utilities and Site Excavation
               --------------------------------------------------------

               In consideration of the fact that actual damage for utility interruptions is difficult to estimate or compute, Contractor and Subcontractor agrees that a $500,000 per occurrence liquidated damage will be assessed against Contractor or Subcontractor for failure to give proper notice or obtain authorization and/or an $1,000.00 per occurrence liquidated damage will be assessed against Contractor or Subcontractor for an unauthorized interruption of utility service.

                                  EXHIBIT "I"

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
            -------------------------------------------------------

          THIS AGREEMENT made as of the _______ day of __________________, ________ among ______________________ a national banking association chartered pursuant to the laws of the United States of America (hereinafter referred to as "Lender"), EQUINIX, INC., a California corporation (hereinafter referred to as "Tenant"), and LAING BEAUMEADE, INC., a Georgia corporation, (hereinafter referred to as the "Landlord").

                                  WITNESSETH

          WHEREAS, Landlord and Tenant have entered into a certain lease (hereinafter referred to as the "Lease") executed as of November 18, 1998
                                                        -----------------
relating to a portion of the premises (the "Demised Premises") described in

Exhibit A attached hereto and by this reference made a part hereof (hereinafter
---------
referred to as the "Premises"); and

          WHEREAS, Lender has made or has committed to make a loan to Landlord in the principal amount of $______________ secured by a deed of trust (hereinafter referred to as the "Mortgage"), including an assignment of leases and rents from Landlord to Lender, covering the Premises; and

          WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Demised Premises under the terms of the Lease;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sums of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary it is hereby agreed as follows.

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights opinions, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Demise Premises or other rights under the Lease, and (b) the Demised Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Demised Premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord except those which arose under the provisions of the Lease out of such landlord's default and accrued after Tenant had notified Lender and given Lender the opportunity to cure same as hereinbelow provided, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the modification of the Lease made without its consent.

3. Tenant does hereby agree with Lender that in the event Lender becomes the owner of the premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof; and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4. So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

5. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment.

6. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect, that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Demised Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent wider to the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

7. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof, and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by mail, telecopy transmission, messenger, courier service, or otherwise, to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempt delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the Lender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

                     EQUINIX, INC.
                     [*], Suite C
                     Ashburn, Virginia 20147
                     Attention: Branch Manager

and, if given to landlord, shall be addressed as follows:

                     Laing Beaumeade, Inc.
                     5901 B Peachtree Dunwoody Road, Suite 555
                     Atlanta, Georgia 30328
                     Attention: Robert K. Stubbs, Esq.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.

_____________________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal of the date first above written.

                                  LENDER:


                                  By: ___________________________________

                                  Title: ________________________________

                                  [BANK SEAL]

                                  TENANT:  EQUINIX, INC.,
                                  a California corporation

                                  By: ___________________________________

                                  Title: ________________________________

                                  Attest: _______________________________

                                  Title: ________________________________


                                  LANDLORD:  LAING BEAUMEADE, INC.,
                                  a Georgia corporation

                                  By: ___________________________________

                                  Title: ________________________________

                                  Attest: _______________________________

                                  Title: ________________________________

                                  EXHIBIT "J"


                  LANDLORD'S APPROVED GENERAL CONTRACTOR LIST

1. Fox Seko, 485 Spring Park Place, Herndon, Virginia 22071; telephone 703/904-2700; contract Jeff Roberts

2. Fisher and Stracban, 11820 Coakley Circle, Rockville, Maryland 20852; telephone 301/881-6797; contact Richard Strachan

3. J. R. Austin Co., 4981 Montgomery Lane, Bethesda, Maryland 20814; telephone 301/657-7600; contact Scott Austin

4. Kfoury Construction Group, 11307 Sunset Hills Road, Reston, Virginia 22090; telephone 703/736-100; contact Jeff Martello

5. The Leapley Company, 1724 Kalorama Road, N.W., Washington, D.C. 20009; telephone 202/483-1800; contact Dennis Leapley

6. G & F Associates, 3920 University Drive, Fairfax, Virginia 22030; telephone 703/293-7000; contact Mark Geminyani

7. R. W. Murray Co., 4511-A Daly Drive, Chantilly, Virginia 20151; telephone 703/818-0980; contact Chuck Loving

8. K. F. Brumback Construction Corporation, 323 Seneca Road, Great Falls, Virginia 22066; telephone 703/450-2725; contact Ken Brumback

9. Minkoff Company, Inc., 5223 River Road, Bethesda, Maryland 20816; telephone 301/652-8711; contact Jim Lippert

10. Tucon Construction, 105 Executive Drive, Suite 200, Dulles, Virginia 20166; telephone 703/478-3500; contact Scott Houston

11. Willett Custom Printing and Construction, Inc., P.O. Box 244, Port Tobacco, Maryland 20677; telephone 301/645-9638; contact Chris Willett

                                  EXHIBIT "K"

                          Special Tenant Requirements
                          ---------------------------

     Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be included as part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Exhibit to the Lease shall be construed to mean the Lease (and all exhibits thereto), as amended and supplemented by the Exhibit. All terms not otherwise defined in the Exhibit shall have the same meanings as set forth in the Lease.

     1.   Use.

          1.1  Tenant's Use of Premises and Buildings and Land.  Tenant is
               -----------------------------------------------
permitted (a) to construct, maintain, operate and repair electronic, transmitting and receiving equipment and supporting structures on the Premises, including the roof of the Building, (b) to construct, maintain, operate and repair an equipment room on the Premises, including the construction of an upgraded fire suppression system which shall be a dry pipe, pre-action water based system and Tenant reserves the right to install an environmentally approved, gas, fire suppression system, (c) to install, upgrade, maintain, operate, and repair utility lines, transmission lines, and telecommunications conduit and cabling (collectively, the "Conduits") in such locations on the Building and Land as set forth in plans and specifications, which shall be subject to Landlord's approval which shall not be unreasonably withheld, conditioned or delayed, (d) reasonable ingress and ogress over existing roadways on the Land for Tenant's truck and other vehicles, to maintain Tenant's equipment, and the Conduits (collectively, "Equipment"). The Equipment shall include, without limitation, the antenna, batteries, uninterruptible power supply and such other equipment necessary thereto. Tenant shall have access to and use of Premises, the Building and Land and the Conduits, 24 hours per day, 365 days per year.

          1.2  Tenant's Use of Conduit Ducts.  Tenant shall have the right to
               -----------------------------
install, maintain, operate and repair the Conduits in any of Landlord's conduit ducts located on the Building and Land, so long as Tenant's use of the Conduits does not Interfere with Landlord's use of Landlord's conduit ducts located on the Building and Land, if required for provisioning of any utility service provider to the building. Tenant will install separate conduit where applicable.

     2.   Compliance With Law.  Nothing contained in this Exhibit shall in any
          -------------------
way limit or negate Tenant's obligation to comply with laws in accordance with the terms of the Lease.

     3.   Initial Installation and Testing.  Tenant shall have the right, at
          --------------------------------
Tenant's sole cost and expense, at any time following the execution of this Lease by Tenant in a form mutually acceptable to Landlord and Tenant, to enter upon the Building and Land and to carry out any tests, inspections, pre-installation activities on the Building and Land as necessary for the construction and installation of the Equipment, including without limitation, engineering and environment surveys, physical inspections, soil test borings, and underground trenching. Immediately following the completion of such tests, inspections, or pre-installation activities, Tenant shall, at Tenant's sole cost and expense, repair any damage to the Building ad Land caused by such inspections or pre-installation activities, including re-paying and re-landscaping any affected areas of the Building and Land. Any such entry onto the Building and Land prior to the Commencement Date of the Lease shall be on all of the terms and provisions of the Lease, expected for Tenant's obligation to pay rent.

     4.   Equipment Ownership Surrender.  The Equipment shall be the property
          -----------------------------
of and owned by Tenant throughout the Lease Term, and shall in all event be deemed trade fixtures, even if affixed to the Premises or Building or Land. On or before the Expiration Date or earlier termination of this Lease. Tenant shall remove its Equipment from the Premises and Building and Land and restore the Leased Premises as outlined in Paragraph 13 (n) of this Lease. Landlord hereby expressly waives and releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law or under the Lease to which Landlord might now or hereafter be entitled on any of the Equipment, Tenant's HVAC Unit or Tenant's Generator. Landlord further agrees that the Equipment, Tenant's HVAC Unit, and Tenant's Generator shall be exempt from execution, foreclosure, sale, levy, attachment, for any Tenant default hereunder, and that the Equipment, Tenant's HVAC Unit, and Tenant's Generator may be removed at any time from the Premises or the Building and Land by Tenant.

     5. Emergency Power Generator. Tenant shall have the right, at any time during the Lease Term, at Tenant's option and at Tenant's sole cost and expense:
(a) install and emergency power generators ("Tenant's Generator") on the Leased Premises as noted on Exhibit A, in such location as reasonably approved by Landlord, to provide back-up emergency power for the Equipment and for Tenant's HVAC Unit, and (b) store fuel, above ground, on the Premises or elsewhere as noted in Exhibit A, in such locations as reasonably approved by Landlord, in such amounts as Tenant reasonably determines necessary for Tenant's Generator.

     6.   No Interference:  Relocation.
          ----------------------------

          6.1  No Interference.  Neither Landlord nor any of Landlord's agents,
               ---------------
employees, or contractors (collectively, the "Landlord Parties") shall interfere in any way with the Equipment or with Tenant's access to the Equipment and Antennas, the Conduits, Tenant's HVAC Unit, or Tenant's Generator (the "Interference"). Landlord agrees that prior to Landlord's carrying out any construction, maintenance or repair activities on the Land in the vicinity of, the Antennas, the Conduits, Tenant's HVAC Unit, or Tenant's Generator (if such are not located within the Premises), Landlord shall provide three (3) days' prior written notice of Landlord's or Landlord Parties' intent to carry out such construction, maintenance or repair work including the date, time and location in which such work will take place. Tenant shall have the right to monitor and inspect such work will take place. Tenant shall have the right to monitor and inspect such work at Tenant's own risk, and at Tenant's sole cost and expense. Landlord and Landlord's Parties shall exercise all due care in carrying out such work. Landlord shall use reasonable efforts to immediately notify the Tenant's designated contact person by telephone or facsimile in the event of Landlord's actual knowledge of fire, power failure, bomb threats, or other unplanned events which could adversely impact Tenant's operations.

          6.2  Remedies.  Upon written notice from Tenant, stating with
               --------
specificity that Landlord or one or more of the Landlord Parties is creating an Interference in violation of Section 6.1 above, Landlord shall take immediately all necessary measures at Landlord's sole cost and expense to eliminate the Interference, including, hiring agents to work extended hours, until the Interference is eliminated.

          6.3 Relocation. In no event shall Landlord relocate Tenant or the Equipment to other premises, or require Tenant to relocate its Equipment for any length of time to any other location, either in or on the Building or Land or elsewhere.

          7.   Co-Location.  Landlord acknowledges that Tenant's business to
               -----------
be conducted on the Premises requires the installation on the Premises of certain communications equipment by certain licenses and customers of Tenant (collectively, "Customers") in order for such Customers to interconnect with Tenant's terminal facilities or to permit Tenant to manage or operate such Customer's equipment, or otherwise as may be required pursuant to applicable statutes and regulations. Notwithstanding anything to the contrary contained in the Lease, Landlord hereby consents in advance to any sublease, license agreements, "co-location agreement" or similar agreement (collectively, "Customer License") between Tenant and such a Customer of the limited purpose of permitting such arrangements as described above. The effectiveness of such advance consent to a particular Customer License is conditioned upon such Customer License being in writing and consistent with the provisions of this Lease (although Tenant will only be required to provide Landlord a copy of the executed Customer License if the Landlord requests it in writing).

          8.   Sound Control.  Tenant is responsible for taking the necessary
               -------------
measures to reduce the sound transmissions caused by the Equipment. In addition, Tenant's Generator shall be installed in a weatherproof, walk-around type, sound attenuating enclosure which shall limit the sound to no more that 85 dBA as measured at three (3) feet from any side, top or bottom, under all operating conditions.

          9.   Confidentiality.  Landlord shall keep all Confidential
               ---------------
Information of Tenant confidential. For the purposes of this Lease, "Confidential Information" includes any data or information pertaining to Tenant or Tenant's business, regardless of medium, that is provided by Tenant to Landlord, including Tenant's plans and specifications or electrical power requirements, site plans, or copies of any such information, but excludes any information (a) approved in writing by Tenant for releases to third parties, (b) that Landlord possesses independently of Tenant, or (o) that Tenant places in the public domain.

          10.  Indemnity.  Tenant agrees that Paragraph 10 (c) of the Lease
               ---------
pertains to this Exhibit.

                                     LANDLORD:


WITNESS:                             Laing Beaumeade, Inc.
                                     a Georgia corporation


______________________________       By:  [signature illegible]   (SEAL)
                                          -------------------------

                                     Its: ______________________________

                                     TENANT:


WITNESS                              Equinix, Inc.
                                     a Delaware corporation


______________________________       By:  /s/ Jay S. Adelson   (SEAL)
                                          ----------------------

                                     Its:         CTO
                                           -----------------------------

WITNESS:


______________________________       By:  /s/ Albert M. Avery  (SEAL)
                                          ----------------------

                                     Its:        CEO
                                           -----------------------------